SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ROBERT HALF INC.
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2884 Sand Hill Road, Suite 200, Menlo Park, California 94025

To the Stockholders:
The annual meeting of stockholders of ROBERT HALF INC. will be held online this year via live audiocast at www.virtualshareholdermeeting.com/RHI2024 at 10:00 a.m. PDT on Wednesday, May 15, 2024. The meeting will be held for the following purposes:

Notice of Annual Meeting of Stockholders Date: Wednesday, May 15, 2024 Time: 10:00 a.m. PDT Place: Virtual Meeting
To elect the nine directors named in the proxy statement.
To cast an advisory vote to approve executive compensation.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.
To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 25, 2024, are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting. To attend the meeting online, vote, or submit questions during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card or voting instruction form. Beneficial owners should review the proxy statement as well as their voting instruction form for instructions on how to participate in the annual meeting.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 10:30 a.m. PDT on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the events calendar page of the Company’s website at www.roberthalf.com/investor-center/events-calendar.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2024. Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2023 Annual Report to Stockholders are available at www.roberthalf.com/14aFilings and www.roberthalf.com/AnnualReport, respectively.

By order of the Board of Directors
Evelyn Crane-Oliver
Secretary
Menlo Park, California
April 12, 2024

—IMPORTANT—
Whether or not you plan to attend the meeting online, please cast your vote before the meeting by following the directions on the materials provided to you. If you attend the meeting and so desire, you may withdraw your proxy and vote online during the meeting.
Thank you for acting promptly.

Proxy Summary
This summary highlights certain information contained elsewhere in the proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Business Highlights

2023 operating results were impacted by the ongoing macroeconomic uncertainty that affected client and candidate confidence and lengthened decision cycles. This is demonstrated in the following metrics:
Service revenues decreased 12% from the prior year.

Net income decreased 38% from the prior year.

Diluted net income per share was $3.88, a decrease of 36% from the prior year.

Robert Half Inc.	1	2024 Proxy Statement

Return on Invested Capital (“ROIC”) was 26%.

Cumulative Total Stockholder Returns
Our total stockholder returns (“TSR”) for the one-, three-, and five-year periods ending December 31, 2023, are illustrated in the adjacent chart.
Stockholder Value Creation
Over the past five years, we delivered strong positive returns to stockholders and have maintained our historical pattern of paying dividends and making share repurchases: $2.03 billion returned to stockholders:
• $1.16 billion in share repurchases
• $868 million in dividends

Pay for Performance
In line with the Company’s pay-for-performance philosophy, the compensation of the Chief Executive Officer (“CEO”), when expressed as a percentage of the Company’s total market capitalization, was 0.1% as compared with a median of 0.5% for the staffing industry, as illustrated in the adjacent graph.

*2023 Staffing Executive Compensation Analysis prepared by Staffing Industry Analysts for highest-paid executive officers at 42 global staffing firms. (Compensation data for all or a majority of 2022 was used, as it was the latest data available.)

Robert Half Inc.	2	2024 Proxy Statement

Corporate Governance at a Glance

Corporate governance policies that promote accountability and alignment with stockholder interests (available at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance):
• Code of Business Conduct and Ethics
• Corporate Governance Guidelines
• Lead Director Statement of Duties
• Director Succession Plan
• Hiring Policies Regarding Outside Auditors
• Ethics and Compliance Hotline
• Foreign Corrupt Practices Act Guidelines and Global Anti-Corruption Policy
• Policy on Compliance with Securities Laws
• Overboarding policy within the Corporate Governance Guidelines, limiting directors’ service to no more than three public company boards

Independent Board committees with appropriate expertise and backgrounds:
• Seven of nine directors (78%) are independent
• Audit, Compensation and Nominating committees are 100% independent
• Independent Lead Director of the Board
• Independent directors meet in an executive session at least quarterly
• 44% of our directors come from diverse backgrounds, with 33% based on gender and 11% based on race/ethnicity
• Average director tenure is 12.78 years (7.43 for independent directors)
• 57% of the independent directors have served on the Board for five years or fewer

Corporate governance framework for:
• Board composition, director compensation and director selection, including best efforts to include qualified female and racially/ethnically diverse candidates in the pool of nominees in the event of a vacancy
• Board refreshment and succession planning
• Active and impactful independent lead director
• CEO and senior executive development and succession planning
• Board, committee and individual director self-evaluations
• Stockholder engagement
• Risk oversight

Compensation practices that align with stockholder interests and Company performance:
• 95% say-on-pay support at our 2023 Annual Meeting
• Equity awards to executive officers granted by the Compensation Committee are 100% performance-based
• Performance metrics have rigor for short-and long- term incentives. The Company uses three-year ROIC and TSR as the performance metrics for long-term incentive pay
• Policy prohibiting hedging and pledging
• Longstanding minimum share ownership policy applicable to executive officers and directors
• 94% of our CEO’s total target compensation is performance-based
• Our Compensation Committee uses an independent compensation consultant
• Responsible Severance Policy
• Executive Compensation Clawback Policy applicable to incentive pay
• ESG a qualitative factor in setting CEO pay

Robert Half Inc.	3	2024 Proxy Statement

Environmental, Social and Governance Reporting:
• At least annual review of Environmental, Social and Governance (“ESG”) programs and reporting by the Board, including Company updates and reporting related to the 10 United Nations Global Compact (“UNGC”) Principles
• Annual ESG Report, "Leading with Integrity," detailing ESG practices across our voluntary reporting topics, including our people, our governance, our communities, clients and partners, and environment
• ESG Report aligns with Global Reporting Initiative, Sustainability Accounting Standards Board standards and links to Robert Half’s EEO-1 Report
• Board-approved Global Human Rights Policy and Global Environmental Policy
• Cybersecurity Governance Statement and country-specific Privacy Policies
• Annual greenhouse gas emissions disclosure to CDP Climate Change

ESG Programs:
• Signatory to the UNGC and the Women’s Empowerment Principles
• Ongoing commitment to developing trusted relationships with our stakeholders, including stockholders, employees, customers, suppliers, and the community
• Dedicated people and inclusion ("Inclusion") programs, training and employee network groups to foster cohesiveness and a sense of belonging among our workforce
• Flexible and hybrid work model to support employees working where and how they are most successful, while meeting personal and professional needs
• Award-winning Supplier Inclusion program to support small businesses and minority-, women-, veteran-, and LGBTQ-owned firms
• Community support provided through our global volunteer and philanthropy programs – Leading by Example at Robert Half and iCare at Protiviti
• Robert Half’s near-term emissions reduction targets were approved in 2023 by the Science Based Targets initiative, the leading standard setter in emissions reductions

Ethics Practices:
• Code of Business Conduct and Ethics that applies globally to directors, officers and employees
• Global employee training on the Code of Conduct, anti-corruption and insider trading
• Annual awareness trainings on discrimination, harassment and cybersecurity
• Global ethics hotline and internet-based reporting tool available to employees and third parties
• Non-retaliation policy for reporting of ethics concerns
• Supplier Code of Conduct aligning the conduct of suppliers with the Company’s values

Stockholder-Friendly Practices:
• Directors elected by majority vote
• All directors are elected annually (no classified board)
• Proxy access right for stockholders on market terms
• No dual class of common stock
• No supermajority voting requirements for stockholders to remove directors or amend governance documents

Robert Half Inc.	4	2024 Proxy Statement

Proxy Statement
The enclosed proxy is solicited on behalf of the Board of Directors (sometimes referred to as the “Board”) of Robert Half Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 2884 Sand Hill Road, Suite 200, Menlo Park, California 94025. We are making this proxy statement and the enclosed proxy available to the Company’s stockholders beginning on April 12, 2024. The proxy is solicited for use at the annual meeting of stockholders (the “Meeting”) to be held online this year via live audiocast at www.virtualshareholdermeeting.com/RHI2024 at 10:00 a.m. PDT on Wednesday, May 15, 2024. Only stockholders of record on March 25, 2024, will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 25, 2024, the record date, the Company had outstanding and entitled to vote 105,117,161 shares of its common stock, $.001 par value (“Common Stock”).

Caution Regarding Forward-Looking Statements
In this proxy statement, the Company has disclosed information that may be forward-looking in nature, including certain information and opinions regarding its ESG and compliance programs and metrics, targets or aspirations for those programs, including greenhouse gas emissions reduction targets, as well as financial and operational goals for certain performance-based compensation programs. These statements may be identified by words such as "may," "might," "will," "should," "could," "can," "would," "potential," “estimate,” “forecast,” “target,” “project,” “plan,” “intend,” “believe,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are estimates only, based on management’s current expectations, currently available information and current strategy, plans or forecasts, and involve certain known and unknown risks, uncertainties, and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Such risks and uncertainties could cause actual results or outcomes, or the timing of these results or outcomes, to differ materially from those expressed or implied in the statements. Forward-looking statements are not guarantees or promises that goals or targets will be met. In addition, historical, current, and forward-looking information about the Company’s ESG and compliance programs, including targets, outcomes or goals, may not be considered material for SEC or other mandatory reporting purposes and may be based on standards for measuring progress that are still developing, on internal controls, diligence or processes that are evolving, on representations reviewed or provided by third parties, and on assumptions that are subject to change in the future. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from those expressed in the forward-looking statements, including changes in economic conditions, technology, the law and regulations, and the Company's cybersecurity and reputation. please refer to the Company’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Legal Proceedings” sections of its 2023 Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to update information in this proxy statement, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so.

Robert Half Inc.	5	2024 Proxy Statement

Board and Governance
Proposal 1 — Election of Directors
There are nine nominees for director. All of the nominees are presently directors of the Company. Eight of the nominees were most recently elected by stockholders at the 2023 Annual Meeting. Ms. Barsten was appointed to the Board in August 2023, effective December 2023. Ms. Barsten was recommended to the Nominating and Governance Committee for consideration as a candidate by the CEO and Chief Financial Officer. The full Board of Directors will be elected at the Meeting to hold office until the next annual meeting and until their successors are elected and qualified.
Although the Board does not expect any nominee to become unable or, for good cause, unwilling to serve as a director, should that occur before the Meeting, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted for any such substitute nominee as may be selected by the Board.
Directors

Age: 60 | Director since: 2023 | Independent: Yes
Ms. Barsten was a global audit partner with KPMG LLP, an audit, tax and advisory services firm, in its Silicon Valley office for 21 years until her retirement on September 30, 2023. Ms. Barsten has 37 years of experience in public accounting with a focus on internet, software and service industries. During her tenure she served as a member of KPMG’s Global Technology, Media and Telecommunications Board and served as a Global Audit Sector Leader for KPMG’s Technology Industry practice. Ms. Barsten currently serves as an independent public company board member and consultant. Ms. Barsten sits on the board of Ziff Davis (NYSE: ZD), a vertically focused digital media and internet company, where she serves on the audit committee.
Skills and Expertise:
Ms. Barsten brings to the Board financial and regulatory expertise from her 37-year career in public accounting, most recently serving 21 years with KPMG as the Global Audit Sector Leader for the Technology Industry practice and, prior to that, 16 years with Arthur Andersen, as an audit partner.

Jana L. Barsten Committee Memberships: Audit * Public Boards: 2

Robert Half Inc.	6	2024 Proxy Statement

Age: 55 | Director since: 2019 | Independent: Yes
Dr. Coronado is President and Founder of MacroPolicy Perspectives LLC (“MPP”), an economic research consulting firm, and has served in that position since 2017. Prior to founding MPP, Dr. Coronado served as Chief Economist for Graham Capital Management, an investment firm, from 2014 to 2017. Dr. Coronado is also currently a Clinical Associate Professor of Finance at the University of Texas at Austin, an Executive in Residence for Rutgers Business School and serves on the Pension Research Council at the Wharton School, the Economic Advisory Panel of the Federal Reserve Bank of New York, and the Economic Studies Council at The Brookings Institution. Dr. Coronado also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2018 until her election to the Board, effective March 2019. Dr. Coronado serves as the lead independent director on the board of Dynex Capital, Inc. (NYSE: DX) a real estate investment trust, or REIT, where she also serves on the compensation and investment committees and as chair of the nominating and governance committee. Dr. Coronado also served as a director of American Capital Mortgage Investment Corp. (Nasdaq: MTGE) until its 2018 acquisition by Annaly Capital Management, where she served on the audit, compensation and corporate governance committees.
Skills and Expertise:
Dr. Coronado brings to the Board insights on domestic and international market economics, including labor economic market trends, by virtue of her academic study and professional work in the financial services industry and a variety of advisory board positions. Dr. Coronado also brings human capital management expertise via her role as President and Founder of an economic research consulting firm.

Julia L. Coronado Committee Memberships: Audit Nominating and Governance * Public Boards: 2

* The number of “Public Boards” noted equals the total number of public boards, including Robert Half Inc.

Robert Half Inc.	7	2024 Proxy Statement

Age: 72 | Director since: 2019 | Independent: Yes
Gov. Kempthorne has served as the President of The Kempthorne Group, a consulting firm, since 2009. From 2010 to August 2018, he served as President and CEO of the American Council of Life Insurers, an insurance industry trade association. Prior to 2010, Gov. Kempthorne served as Secretary of the U.S. Department of the Interior from 2006 to 2009, as Governor of the State of Idaho from 1999 to 2006, as U.S. Senator for the State of Idaho from 1993 to 1999, and as Mayor of the City of Boise from 1986 to 1993. He also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2009 until his election to the Board, effective January 2019. Gov. Kempthorne serves on the boards of directors of two publicly traded companies: FMC Corporation (NYSE: FMC), a global agricultural chemical company, where he is the chair of the sustainability committee and also serves as a member of the compensation committee, and Olympic Steel, Inc. (Nasdaq: ZEUS), a steel processing company, where he also serves as chair of the nominating and corporate governance committee and also serves on the compensation committee.
Skills and Expertise:
Gov. Kempthorne brings to the Board leadership experience from his work as President and CEO of the American Council of Life Insurers. He also adds extensive knowledge of government and regulatory matters based on his public service roles. Gov. Kempthorne brings valued knowledge of environmental and sustainability issues through his government work and his work on the board of FMC Corporation. In his various governmental positions, Gov. Kempthorne was responsible for submitting budgets, fulfilling fiduciary responsibilities for the proper use of such funds, and adhering to accounting and ethical standards.

Dirk A. Kempthorne Committee Memberships: Compensation Nominating and Governance * Public Boards: 3

Age: 78 | Director since: 1986 | Independent: No
Mr. Messmer has been Chairman of the Board since 1988. Effective December 15, 2019, Mr. Messmer resigned as CEO, a position he held since 1987. From 1986 through 2004, Mr. Messmer also served as President. During his tenure as Chairman and CEO, he directed and presided over the Company’s substantial growth.
Skills and Expertise:
Mr. Messmer brings to the Board his deep knowledge and understanding of Robert Half’s business and culture as the Company’s CEO for over 30 years. His tenure with the Company provides the Board with senior leadership and financial, strategic and global expertise. More details regarding Mr. Messmer and the Company’s growth during his tenure are contained below in the section titled, “Board of Directors Leadership Structure.”

Harold M. Messmer, Jr. Committee Memberships: Executive * Public Boards: 1

Robert Half Inc.	8	2024 Proxy Statement

Age: 66 | Director since: 2016 | Independent: Yes
Mr. Morial has been President and CEO of the National Urban League, the largest historic civil rights organization in the United States, since 2003. From 1994 to 2002, he served as Mayor of the City of New Orleans. Mr. Morial also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2009 until his election to the Board in March 2016. Mr. Morial has served on the board of SoundThinking Inc. (Nasdaq: SSTI), a gunshot detection solutions business, since September 2015, and serves as a member of the audit committee and chair of the nominating and corporate governance committee.
Skills and Expertise:
Mr. Morial brings to the Board substantial leadership and government/regulatory experience from his tenure as President and CEO of the National Urban League and as the Mayor of the City of New Orleans. Further, Mr. Morial also provides the Board additional expertise with human capital management, workforce development, and leadership on diversity and inclusion. Mr. Morial brings to the board his skills in sales and marketing, which is borne out by the National Urban League’s growth under under Mr. Morial’s stewardship.

Marc H. Morial Committee Memberships: Audit Nominating and Governance * Public Boards: 2

Age: 61 | Director since: 2009 | Independent: Yes
Mr. Pace is the founder and CEO of HundredX, Inc., a privately held technology company founded in 2013. Mr. Pace is also a retired partner and managing director of Goldman Sachs & Co. He was with Goldman Sachs for over 20 years and held numerous senior leadership positions with that firm.
Skills and Expertise:
As a former senior member of Goldman Sachs & Co., including service on its Investment Banking Division’s Global Operating Committee, Mr. Pace brings investment banking and financial expertise to the Board. In his role as Founder and CEO of HundredX, Inc., Mr. Pace brings additional expertise in information technology, data and analytics, software, leadership, sales and marketing and corporate strategy. As a CEO of a business, Mr. Pace also brings to the board his experience attending to government, legal and regulatory issues.

Robert J. Pace Committee Memberships: Compensation (Chair) Nominating and Governance Executive * Public Boards: 1

Robert Half Inc.	9	2024 Proxy Statement

Age: 78 | Director since: 2008 | Independent: Yes
Mr. Richman has been a consultant to Deloitte Tax LLP, a provider of tax advisory services, since 2008. From 2001 to 2008, he was a Principal with Deloitte Tax LLP. Prior to 2001, he was a senior partner with O’Melveny & Myers LLP, a law firm. Mr. Richman also served as a director of the Company from 1994 through 2001.
Skills and Expertise:
As a senior tax expert with both O’Melveny & Myers LLP and Deloitte Tax LLP, Mr. Richman brings legal, regulatory and financial expertise to the Board. Through his tenure as a director of the Company, Mr. Richman provides staffing industry knowledge as a complement to his other skills and experience.

Frederick A. Richman Committee Memberships: Audit (Chair) Compensation Nominating and Governance (Chair) Executive (Chair) * Public Boards: 1

Age: 67 | Director since: 1999 | Independent: No
Mr. Waddell has been Vice Chairman of the Board since 1999, President since 2004 and CEO since December 15, 2019. He served as Chief Financial Officer from 1988 until December 15, 2019. He served as Treasurer from 1987 until 2004. Mr. Waddell has been a director since 1999.
Skills and Expertise:
With more than 30 years of service to the Company, Mr. Waddell brings to the Board considerable experience and extensive knowledge of the staffing industry, software implementation, information technology security related to internal controls and financial reporting and financial expertise. During his tenure, the Company has experienced substantial growth. More details regarding Mr. Waddell and the Company’s growth during his tenure are contained below in the section titled, “Board of Directors Leadership Structure.”

M. Keith Waddell Committee Memberships: Executive * Public Boards: 1

Robert Half Inc.	10	2024 Proxy Statement

Age: 54 | Director since: 2022 | Independent: Yes
Ms. Wilking is the Chief Information Security Officer ("CISO") for Booking.com, a digital travel marketplace, a position she has held since December 15, 2022. From April 2019 to October 2022, she held the position of Global Head of Cybersecurity, Privacy and Information Technology Risk Management at Wayfair, Inc. (NYSE: W), an e-commerce company. From 2016 to March 2019, Ms. Wilking was the CISO for Orion Health Group, Ltd., a healthcare software company.
Skills and Expertise:
Ms. Wilking brings to the Board significant experience in cybersecurity and the management of risk and legal and regulatory requirements associated with cybersecurity, privacy and information technology based on her years of experience as a CISO. Ms. Wilking was among the winners recognized by CISOs Connect™ for the CISOs Top 100 CISO (C100) Recognition in 2022 and 2021. She was also a winner in 2021 of The Software Report’s “Top 25 Women Leaders in Cybersecurity.”

Marnie H. Wilking Committee Memberships: Audit Nominating and Governance * Public Boards: 1

Robert Half Inc.	11	2024 Proxy Statement

Directors Skills Matrix
The Nominating and Governance Committee has determined that each of the nominees is qualified to continue to serve as director of the Company. The table below summarizes key qualifications, skills, attributes and demographics most relevant to the decision to nominate the candidates to serve on the Board. A mark indicates a specific area of focus or experience on which the Board relies most, and therefore, the absence of a particular qualification or skill for a director does not mean the director does not possess that attribute. Each director nominee’s biography stated above describes the nominee’s qualifications and relevant experience in more detail.

Director	Barsten	Coronado	Kempthorne	Messmer	Morial	Pace	Richman	Waddell	Wilking

Attributes/Experiences
Leadership	●	●	●	●	●	●	●	●	●
Industry Knowledge		●	●	●	●	●	●	●
Human Capital Management		●		●	●	●		●
Global/International	●	●	●	●		●	●	●	●
Government/Legal/Regulatory	●	●	●	●	●	●	●	●	●
Financial Expert	●						●	●
Sales and Marketing				●	●	●		●
Technology	●					●		●	●
Information Security						●		●	●
Demographic Background
Race/Ethnicity	White	White	White	White	Black/ African American	White	White	White	White
Gender	F	F	M	M	M	M	M	M	F
Director Independence
The Board of Directors has determined that each of Messrs. Kempthorne, Morial, Pace, and Richman, and Dr. Coronado and Mses. Wilking and Barsten has no material relationship with the Company and therefore is “independent” as defined by Section 303A of the Listed Company Manual of the New York Stock Exchange ("NYSE"). In making such a determination, the Board has adopted guidelines in the Corporate Governance Guidelines (the "Guidelines.) providing that any relationship with the Company shall be deemed to be not material if (a) the director meets the independence requirements set forth in Sections 303A.02(b)(i) through 303A.02(b)(v) of the NYSE Listed Company Manual and (b) the relationship is not required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. Generally, Item 404(a) requires disclosure, with certain exceptions, of transactions exceeding $120,000 in which a director or executive officer has a material direct or indirect interest. Under the charters for the Nominating and Governance, Audit and Compensation Committees, each member must satisfy the independence requirements of the NYSE. Members of the Audit Committee and Compensation Committee must also satisfy the heightened independence requirements applicable to members under NYSE and SEC rules. The Board of Directors has determined that each of the members of the Nominating and Governance, Audit and Compensation Committees satisfies the applicable independence requirements.
In making these determinations, the Board of Directors considered the following transactions, both of which were substantially less than the relevant standards under the NYSE of $1 million, or 2% of such company’s consolidated gross revenues:
•A $50,000 donation the Company made in 2023 to the National Urban League, where Mr. Morial is the President and CEO, as part of a broader charitable gift program by the Company to benefit organizations that support education and workforce development in underrepresented minority communities; and

Robert Half Inc.	12	2024 Proxy Statement

•Marketing-related software and services provided to the Company by HundredX, Inc., where Mr. Pace is the President and CEO. The amount of the annual commitment under the contract was $84,000.
Chief Executive Officer Succession Plan
The Company’s Corporate Governance Guidelines require that the Board of Directors adopt a Chief Executive Officer Succession Plan and that the plan be reviewed annually.
A succession plan has been a feature of our governance practices for 19 years and has been reviewed each year since its adoption. In 2019, the succession plan enabled a successful leadership transition. Information regarding the requirements of the plan is contained in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.roberthalf.com/investor-center/corporate-governance.
Director Succession Plan
The Company’s Board of Directors has adopted a Director Succession Plan, which is available on the Company’s website at www.roberthalf.com/investor-center/corporate-governance.
Commitment to Board and Executive Diversity
The Company has a strong commitment to diversity and inclusion. This commitment is reflected in the Corporate Governance Guidelines, which include the policy for CEO and director succession criteria. The Corporate Governance Guidelines require that if a third-party search firm is used to identify external candidates for the role of CEO, or in the event of a board vacancy, that such search firm shall be asked to use its best efforts to include qualified female and racially/ethnically diverse candidates in the initial pool of candidates it presents. The Nominating and Governance Committee also uses best efforts to include such candidates in the pool of director nominees.
Board Evaluations and Director Commitments
The Board has a long-standing practice of evaluating its effectiveness. The Guidelines provide that the Board of Directors, with the participation of the Nominating and Governance Committee, will conduct an annual self-evaluation to determine whether it, its committees and its individual members are functioning or performing effectively. The Corporate Governance Guidelines also provide that the annual evaluation program will include individual board member self-evaluations, as the Board believes this exercise helps maintain an active and evolving board composition and structure.
The Guidelines further provide that each Director is expected to ensure that other existing and planned future commitments do not materially interfere with the Director’s qualifications or ability to serve on the Board. In this regard, no Director may serve on the board of directors of more than three public companies without the Nominating and Governance Committee’s approval. To help facilitate compliance, Directors must promptly advise the Board Chairman or the Nominating and Governance Committee Chairman prior to accepting an invitation to serve on another public company’s board. All current Directors are in compliance with these service limits.
Board of Directors Leadership Structure
As stated in the Corporate Governance Guidelines, the Board appoints the Chairman of the Board, who may be an officer of the Company. The roles of Chairman of the Board and CEO may be held by the same person or by different people. The Corporate Governance Guidelines also provide that the members of the Nominating and Governance committee will select a Lead Director from any director that has served on the Board for at least a year. The entire Board annually reviews its leadership structure to assess what best serves the interests of the Company and our stockholders. Currently, the roles of Chairman of the Board and CEO are separated. The Board believes that our current governance structure, which consists of an Executive Chairman of the Board, an independent

Robert Half Inc.	13	2024 Proxy Statement

Lead Director, a Chief Executive Officer (who is also a director), and a majority of independent and engaged directors, is optimal for guiding our Company through both strong and challenging periods and maintaining the focus required to achieve our business goals. Further, the significant responsibilities of the Lead Director’s role (as described below), along with completely independent Audit, Compensation and Nominating Committees, helps create a strong, independent and active board.
The Board believes that its programs for overseeing risk, as described under “Risk Oversight Role,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Executive Chairman
Harold M. Messmer, Jr. serves as the Executive Chairman. In 2019, Mr. Messmer retired as the CEO after serving in that role for over three decades. As Chairman, Mr. Messmer brings his deep knowledge of the industry and his understanding of Robert Half’s business and culture derived from leading as the Company’s CEO for over 30 years. Mr. Messmer devotes his efforts as Chairman to managing the business of the Board, and providing leadership, direction and strategic vision to management.
Chief Executive Officer
The Board of Directors selected M. Keith Waddell to serve as the CEO of the Company in 2019. Mr. Waddell brings over 37 years of experience as a senior executive of the Company, including more than 20 years as a director and more than 30 years as the Chief Financial Officer. Mr. Waddell’s deep knowledge of the business, leadership resulting in the growth of the Company, and the respect he has earned from the Company’s employees, executive management and investors continue to serve him well in managing the business.
Lead Director
Frederick A. Richman has been designated Lead Director. Mr. Richman’s duties include, among other responsibilities, presiding at executive sessions of the independent directors, working with the Chairman to provide input on Board design and establish agendas and schedules for Board of Directors meetings, which includes risk oversight matters, and approving the retention of any consultants retained by the Board of Directors. The Lead Director also facilitates the Board’s performance evaluation of the CEO in conjunction with the Compensation Committee. Pursuant to the Corporate Governance Guidelines, the Board of Directors has adopted a Lead Director Statement of Duties. These duties include:
•Preside at meetings of the Board when the Chairman is not present.
•Serve as liaison between the Chairman and the independent directors.
•Work with the Chairman to establish schedules and agendas for Board meetings and to ensure that there is sufficient time for discussion of all agenda items.
•Oversee the process of hiring the CEO.
•Approve the retention of any consultants retained by the Board.
•Coordinate Board performance evaluations.
•Have authority to call meetings of the independent directors.
•Be available to discuss with other directors any concerns they may have.
•Be available to consult with the CEO regarding the concerns of the directors.
•Be available to be consulted by any of the senior executives.
•Be available for consultation with stockholders.

Robert Half Inc.	14	2024 Proxy Statement

Accolades
During 2023 and 2024, the Company has received numerous accolades. A list of the recent recognition for the Company follows below.
2024
•April: Fortune 100 Best Companies to Work For® (Robert Half and Protiviti)
•March: 2024 CIO 100 Award Winner
•February: Forbes’ list of America’s Best Large Employers (Robert Half and Protiviti)
•February: President and Chief Executive Officer M. Keith Waddell and president and CEO of Talent Solutions Paul F. Gentzkow named to Staffing Industry Analysts’ North America Staffing 100
•January: Robert Half named a Fortune® Most Admired Company™ for the 27th consecutive year and only company in its industry to be included
•January: Glassdoor’s Best Places to Work (Protiviti)
2023
•December: Best Workplaces for Parents™ by Great Place To Work® (Robert Half and Protiviti)
•December: Most Responsible Companies by Newsweek
•November: Best Adoption-Friendly Workplaces by the Dave Thomas Foundation for Adoption (Protiviti)
•November: Seramount’s Inclusion Index (Protiviti)
•November: Seramount’s Global Inclusion Index (Protiviti)
•October: Forbes’ list of World’s Best Employers
•October: Fortune’s Best Workplaces for Women™
•September: TIME’s inaugural list of World’s Best Companies
•September: Fortune’s Best Workplaces in Consulting & Professional Services™ (Robert Half and Protiviti)
•September: Seramount’s list of Top Companies for Executive Women (Protiviti)
•September: Consulting Magazine’s Best Firms to Work For (Protiviti)
•August: PEOPLE Companies That Care by PEOPLE and Great Place To Work® (Robert Half and Protiviti)
•August: Forbes’ list of World’s Best Management Consulting Firms (Protiviti)
•July: Forbes’ list of America’s Best Employers for Women
•July: Fortune’s Best Workplaces for Millennials (Robert Half and Protiviti)
•July: Fast Company’s Best Workplaces for Innovators (Protiviti)
•June: Fortune’s Best Workplaces in the Bay Area (Robert Half and Protiviti)
•June: Finalist for Microsoft Partner of the Year award (Protiviti)
•June: Seramount’s list of Best Companies for Multicultural Women (Protiviti)
•May: Fortune’s Modern Board 25
•May: #1 on Forbes’ list of America’s Best Professional Recruiting Firms. Also named one of America’s Best Temporary Staffing Firms and America’s Best Executive Recruiting Firms.
•May: #1 Best Places to Work in the Bay Area by the San Francisco Business Times and the Silicon Valley Business Journal (Robert Half (#1) and Protiviti)
•April: Microsoft Security Excellence Award winner – Compliance and Privacy Trailblazer (Protiviti)

Robert Half Inc.	15	2024 Proxy Statement

Risk Oversight Role
The Board of Directors oversees the significant risks faced by the Company - including strategic, operational, financial, legal, regulatory, technological (including cybersecurity/information security/data privacy), reputational, social and environmental risks, as well as those related to sustainability and human capital management - both directly and through its committees. The Board evaluates areas of short-, medium-, and long-term risks on an ongoing basis throughout the year. At its meetings, the Board receives reports from its committee chairs as well as presentations from management, including the heads of the Company’s various operating departments and the leaders of the Company’s enterprise-level information security and compliance functions. In addition, each year the Board considers risks as it reviews and approves the Company’s annual strategic plan. The strategic plan review is conducted in the first quarter of the year and generally focuses on the next twelve months. The plan is prepared by senior management, who consider factors from various economic and market research sources.
While the Board has responsibility for the oversight of the Company’s risk assessment and risk management, the Company’s management is responsible for monitoring and managing risks on a day-to-day basis and regularly reporting on them to the Board. Outside legal experts provide advice to management on legal risks and regulatory changes that are reported to the Board as appropriate. In addition to specialized risk-management programs at the departmental level, the Company’s management has established three Company-wide initiatives to identify, assess and manage risks: the Enterprise Information Security (“EIS”) program, the Data Privacy program and the Corporate Compliance and Ethics (“CCE”) program.
Code of Business Conduct and Ethics; Corporate Compliance and Ethics Program
The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to the directors and to all employees, including, but not limited to, the principal executive officer, the principal financial officer, the principal accounting officer, or persons performing similar functions. The Code is reviewed at least annually by the Board of Directors. The Code was last amended in February 2022 following the Board’s regular review of corporate governance policies to enhance clarity and to make updates to reflect developments in best practice and certain regulations. The Company provides training with respect to the Code through its CCE program. The Company intends to disclose future substantive amendments to or waivers of the Code granted to its directors and executive officers on its website within four business days following the date of such amendment or waiver.
The CCE program is under the direction of the Company’s General Counsel, who is designated as the Corporate Compliance Officer. The Corporate Compliance Officer reports to the Board at least annually on developments concerning the ethical, legal, and regulatory compliance issues affecting the Company, including compliance-related investigations. She also provides an update quarterly to the Audit Committee on compliance-related issues. These presentations typically include discussions about the operation of the CCE program and compliance with the Code and may also introduce proposals for new policies or amendments to existing policies. The Company’s compliance policies and procedures, including the Code, are reviewed by the Board at least annually and updated from time to time as the Board deems appropriate. The CCE program is responsible for monitoring the reporting channels established for reporting complaints or concerns relating to accounting, internal controls, auditing matters or violations of the Code. Such channels include the Company’s Ethics and Compliance Hotline (“Hotline”). For Hotline reporting tool information, see the Ethics and Compliance Hotline notice, available on the Company’s website along with the Code at www.roberthalf.com/investor-center/corporate-governance.
Enterprise Information Security (“EIS”) Program
Data privacy and cybersecurity have been identified by the Company as an area of risk that requires formal programs and oversight.
The EIS program, headed by the Company’s Chief Information Security Officer, is responsible for, among other things, assessing and managing risks related to the Company’s information technology systems. The EIS team, in conjunction with the privacy team, assesses risks and manages various security initiatives and services, including risks associated with the security, confidentiality, integrity and availability of information critical to the Company’s business. Given the critical nature of information technology security, the leaders of the EIS team provide annual updates to the Board of Directors on the Company’s security risks and the

Robert Half Inc.	16	2024 Proxy Statement

measures taken to mitigate such risks and designed to protect the Company’s data and systems. The Chief Information Security Officer is invited to attend all Audit Committee meetings.
The data privacy program, led by the Company’s Global Privacy Officer, is responsible for, among other things, assessing and managing risks related to the Company’s collection and use of data, including personally identifiable information.
Audit Committee Risk Oversight
The Audit Committee monitors guidelines and policies that govern the process by which risk assessment and management is undertaken. The Audit Committee also oversees various processes that assist the Company in identifying and managing risk, such as the internal audit function, disclosure controls and procedures, and the work of the Company’s independent auditor. Members of the Company’s finance team are responsible for managing risk in their area and reporting regularly to the Audit Committee. The Audit Committee receives a quarterly written report from the manager of the Company’s internal audit and risk management function and the Company’s independent registered public accounting firm. The Audit Committee also reviews and approves, in advance, the scope and the staffing of the internal audit and authorizes the budget for the internal audit and risk management department.
A process has been established by the Audit Committee for the receipt, retention and treatment of complaints or concerns relating to accounting, internal controls, auditing matters or violations of the Code (the “whistleblower procedures”). Employees, stockholders and other parties interested in communicating about any of these matters may submit such communications by using the Hotline’s online or telephone options or by communicating directly with the General Counsel and Corporate Compliance Officer or Internal Audit, electronically, in writing or by phone. Reports made through the Company’s Hotline - whether online or by phone - are routed to the appropriate senior management personnel and, as appropriate, to the Audit Committee Chairman as prescribed in the whistleblower procedures. It is expected that reports will be received and treated by the CCE in accordance with the whistleblower procedures. The Corporate Compliance Officer provides an informational update to the Audit Committee at each quarterly meeting.
See the “Compensation Risk and Governance” section for information regarding the Compensation Committee’s oversight of risks relating to the Company’s compensation programs.
Environmental, Social and Governance
We connect people with meaningful, rewarding work opportunities and provide companies with the talent and subject matter expertise they need to compete and grow with confidence and prepare for the future of work. Our enterprise values of integrity, inclusion, innovation, and commitment to success guide us in our ongoing journey to promote socially and environmentally responsible business practices while seeking to adhere to the highest ethical standards. This commitment is reflected in our policies, programs and actions that address each of the ESG topics identified in our formal ESG materiality assessment conducted in 2022. We report annually on our actions for each topic in our annual ESG report “Leading with Integrity.”
We strive to deliver value to all of our stakeholders, including stockholders, customers, employees, candidates, suppliers and the communities where we provide our services. As a signatory of the United Nations Global Compact (“UNGC”), the world’s largest corporate sustainability initiative, we have pledged our effort to operate in alignment with 10 universal sustainability principles in the areas of human rights, labor, the environment and anti-corruption. As a signatory to the Women’s Empowerment Principles (“WEPs”), we have pledged to promote gender equality and women’s empowerment in the workplace. In addition, we have been a member of Ethisphere Institute’s Business Ethics Leadership Alliance (“BELA”) since 2018. BELA is a globally recognized organization of leading companies collaborating on best practices in governance, risk management, compliance and ethics. Robert Half President and CEO M. Keith Waddell, President and CEO of Talent Solutions Paul Gentzkow, and Protiviti President and CEO Joseph Tarantino are among the more than 2,500 business leaders who have signed the CEO Action for Diversity & Inclusion pledge, making an ongoing commitment to support the advancement of inclusion and diversity in the workplace and community.

Robert Half Inc.	17	2024 Proxy Statement

Our Governance
Robert Half regularly reports on our ESG efforts and strives to align our disclosures with leading reporting frameworks through our annual ESG reports. These reports showcase how we live our enterprise values by focusing on the ESG opportunities of primary interest to our stakeholders and the actions we take to address those issues as part of our commitment to social responsibility and sustainability. The reports also seek to align with certain of the Sustainability Accounting Standards Board’s metrics, Task Force on Climate-Related Financial Disclosures, and the Global Reporting Initiative standards.
The full Board is responsible for overseeing our ESG policies and initiatives. The Board receives reports on ESG activity at least annually, including the ESG report, human capital management policies and programs, Inclusion initiatives, cybersecurity and privacy updates, environmental considerations, and related compliance topics. ESG across the enterprise is led by our Chief ESG and DEI Officer who reports to our CEO.
We remain committed to operating with integrity in everything we do — a commitment unchanged for over seven decades. We continue to seek to integrate ethics across our business and endeavor to do the right thing for our people and partners.
Our People
Our internal employees across Corporate Services, Talent Solutions, and Protiviti are key contributors to continued success in maintaining leadership in our industry and providing exceptional customer service to our clients and candidates worldwide. We strive to be intentional in our efforts to provide a flexible work environment and culture that connects our employees with opportunities to grow, contributes to their success in work and life and supports their financial, mental and physical well-being. We are fueled by innovation in the quest to provide equal opportunity and prospects for growth and advancement to all employees. In 2023, we continued to invest in our programs focused on employee engagement, technology, learning and development, and diversity, equity and inclusion. As an example, in 2023 we focused on our commitment to our employees, including their careers, well-being, connections and impact they have on the Company and the community. This commitment helps our leaders build successful teams, and helps our employees feel valued and connected to our mission, while defining what they can expect while working here – throughout their career journeys. As part of our listening and feedback strategy, Robert Half and Protiviti regularly survey our internal staff employees to understand their priorities and perceptions of the Company. We are proud that in 2023, 92% of our internal employees said we are a great place to work, according to a third-party survey administered by Great Place to Work®.
Diverse Workforce and Inclusive Workplace
The Company’s global Inclusion strategy is led by our Chief ESG and DEI Officer, who is responsible for identifying opportunities to increase cultural diversity and awareness and build a stronger sense of belonging among our employees. Our Inclusion programs support an array of initiatives, including delivering global education and training for shared concepts and inclusive language, 17 employee network groups to support the mission of the program, and inclusion champions who plan and deploy local activities to promote our overall Inclusion strategy. Additionally, in partnership with strategic organizations, we seek to advance Inclusion and equal opportunities in the workplace and actively support the communities where we live and operate.
As of December 31, 2023, Robert Half’s global workforce, consisting of our corporate services, Talent Solutions and Protiviti employees, was approximately 53.5% women. As of December 31, 2023, women made up approximately 48% of our leaders and managers (including senior officers, senior managers and managers who supervise teams), and women also represented approximately 37% of our internal staff employees in technology roles for Robert Half’s global workforce. As of December 31, 2023, underrepresented groups in the United States made up approximately 33.8% of our internal staff employees, including approximately: 15% Asian and Pacific Islander; 9% Hispanic and Latinx; 7% Black; and 3% identifying as “Other.”1
The Company published its Employer Information Report EEO-1 Consolidated Report that is submitted to the United States Department of Labor, and a link to the report is provided in the Company’s 2023 ESG Report.
1 Figures provided may not total exactly due to rounding.

Robert Half Inc.	18	2024 Proxy Statement

Our Communities, Clients and Partners
Emerging Technology and Innovation
Innovation is a key value across the enterprise and a strategic driver for the Company. ESG issues are not just an area of focus for Robert Half — they are important interests and concerns for the many organizations we work with around the world. Protiviti continued to expand its ESG thought leadership and market solutions during 2023 and delivered ESG services to clients through internal audit, business process improvement, and technology consulting solutions. We believe that we further amplify our own ESG impact through these services to our clients.
Community Investment
We focus on community investment as a means to make a lasting impact in the places we work and live. Through our enterprise community impact programs, we have built a tradition of community engagement through global volunteer, mentorship and philanthropy. In 2023, over 5,000 employees across the enterprise participated in our matching gifts and volunteering program, investing over 74,500 hours in volunteering in support of hundreds of nonprofit organizations. Robert Half’s total community investment across the globe in 2023 was approximately $7 million, including both corporate contributions we make to our national, global and local nonprofit partners, matching gifts and our employees’ logged volunteer time during the workday. Protiviti’s “i on Hunger” program has provided more than 15 million nutritious meals to underserved communities globally since the program launched in 2014.
Environment
Our commitment to the health of our planet and its people means we seek to do our part to address our environmental impact. In 2023, our near-term greenhouse gas (“GHG”) emissions science-based targets ("SBTs") were reviewed and validated by the Science Based Targets initiative. Our near-term SBTs are:
•Reduce absolute scope 1 and 2 GHG emissions 55% by fiscal year 2032 from a fiscal year 2019 base year.
•Reduce scope 3 GHG emissions from business travel and employee commuting 62% per full-time employee by fiscal year 2032 from a fiscal year 2019 base year.
•50% of Robert Half’s suppliers by spend covering purchased goods and services, and capital goods to have SBTs by fiscal year 2027.
We annually quantify and disclose our GHG emissions and energy footprint both in our ESG report, "Leading with Integrity," as well as to CDP via our annual Climate Change questionnaire response. We strive to increase the amount of renewable energy we purchase and find opportunities for energy efficiency. We are working to create a culture of sustainability across the enterprise through educating our employees on ESG, particularly in connection with Protiviti’s ESG services offerings to clients, as well as through local programs to work more sustainably and support environmental nonprofits.

Robert Half Inc.	19	2024 Proxy Statement

The Board And Committees
The Board met five times during 2023. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board held while a member thereof. On average, directors exceeded a 98% attendance rate. In addition, the Company’s independent directors meet regularly in executive sessions without management. Such meetings are led by the Lead Director, Frederick A. Richman.
It is the Company’s policy that directors are expected to attend the annual meeting of stockholders. All of the directors then-serving attended the 2023 annual meeting of stockholders.
The Board of Directors has standing Audit, Compensation, Nominating and Governance, and Executive Committees.
The members of the committees, their respective chairs and their independence status, as of the date of this proxy statement, and the number of committee meetings held during fiscal 2023 are identified in the following table.

Committees
Director Nominees	Independent	Audit	Compensation	Nominating and Governance	Executive

Jana L. Barsten*	✓	●
Julia L. Coronado	✓	●		●
Dirk A. Kempthorne	✓		●	●
Harold M. Messmer, Jr.					●
Marc H. Morial	✓	●		●
Robert J. Pace	✓		■	●	●
Frederick A. Richman t	✓	■	●	■	■
M. Keith Waddell					●
Marnie H. Wilking*	✓	●		●
Meetings		5	5	2	0

●= Committee Member	■= Committee Chair	t= Lead Director	✓= Independent
*Mses. Barsten and Wilking joined the Audit Committee in February of 2024.

Robert Half Inc.	20	2024 Proxy Statement

Nominating and Governance Committee
Responsibilities
The Nominating and Governance Committee’s role is to recommend candidates to fill any vacancy that may occur in the Board of Directors, develop and recommend corporate governance guidelines to the Board, and oversee the evaluation of the Board and management. The Nominating and Governance Committee is also responsible for the oversight of related party transactions. In 2023, the Committee formalized a Related Party Transactions Policy that governs the review and approval of related party transactions.
Stockholder Recommendations for Directors
The Nominating and Governance Committee will consider director candidates recommended by stockholders. A stockholder wishing to submit a candidate to the Nominating and Governance Committee for consideration as a nominee for director may submit a written recommendation, including the proposed candidate’s name and address, résumé, and other information required for nominations submitted under our By-Laws, to Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Corporate Secretary - Director Candidate. The Corporate Secretary will forward the information to the Nominating and Governance Committee. Please note that stockholders wishing to nominate a director at an annual meeting must comply with the timing and other requirements specified in Article II, Section 9(a)(2) of our By-Laws—which are posted on our website at www.roberthalf.com/investor-center/corporate-governance. In addition, stockholders wishing to have their director candidate included in our proxy materials for an annual meeting must comply with Article II, Section 9(a)(3) of our By-Laws (see “Presentation of Business at Annual Meeting of Stockholders” for additional details on how to submit a director nominee for our 2025 annual meeting of stockholders).
Evaluation of Director Candidates
Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee uses the same criteria for evaluating candidates regardless of the source of referral. The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of stockholders or for appointment to fill vacancies. In evaluating individuals for nomination as director, the Nominating and Governance Committee selects individuals who, at a minimum, (a) have skills and experience that can be of assistance to management in operating the Company’s business, (b) demonstrate integrity, accountability and judgment, and (c) can be expected to add to the total mix of individuals on the Board of Directors so as to give the Company a Board that exhibits effectiveness, collegiality, diversity and responsiveness to the needs of the Company. Diversity is not further defined in the Corporate Governance Guidelines but is applied in its broadest sense so as to encourage the selection of a diverse group of Board members that will give the Company the benefit of a wide mix of talent, experience and skills, including on the basis of gender and race/ethnicity. The Nominating and Governance Committee assesses its effectiveness in this regard as part of the annual Board evaluation process. Other factors that may be considered include (i) experience with small to midsize businesses (the Company’s principal client base), (ii) a record of entrepreneurial success and/or (iii) financial or accounting experience.
Audit Committee
Responsibilities
The functions of the Audit Committee include selecting the Company’s independent auditors (submitted for stockholder ratification), approving the fees of the independent auditors, monitoring the qualifications and independence of the independent auditors, consulting with the independent auditors with regard to the plan of audit, the results of the audit and the audit report, conferring with the auditors with regard to the adequacy of internal accounting controls, and monitoring the effectiveness of the Company’s internal audit function. The Committee further conducts an annual evaluation of the qualifications, performance and independence of the Company’s independent auditors in consultation with management.
As noted above in “Audit Committee Risk Oversight,” the Audit Committee is responsible for monitoring the process by which risk assessment and management is undertaken by Company officials, the internal auditors and the independent auditor. Further, the Audit Committee receives reports from senior management regarding cybersecurity incidents or suspected violations of the Code of

Robert Half Inc.	21	2024 Proxy Statement

Business Conduct and Ethics. In such cases, the Audit Committee is responsible for overseeing the Company’s investigation and response.
Audit Committee Financial Expert
The Board of Directors has determined that both Frederick A. Richman, Chairman of the Audit Committee, and Jana L. Barsten, committee member, qualify as an “audit committee financial expert” and “independent” in accordance with the requirements of the SEC and the rules and regulations of the New York Stock Exchange.
Audit Committee Report
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate by reference this proxy statement or future filings with the SEC, in whole or in part, the following information shall not be deemed to be incorporated by reference into any such filings.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023, contained in the Company’s Annual Report on Form 10-K (the “2023 Financial Statements”), with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm that is the Company’s independent auditor, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them. Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the 2023 Financial Statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Marc H. Morial Frederick A. Richman Julia L. Coronado, Ph.D.
Compensation Committee
Responsibilities
The function of the Compensation Committee is to establish compensation policies for the Company’s officers and to engage in oversight with regard to key compensation plans in which officers, directors and employees are eligible to participate.
Compensation Committee Procedures
For a description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the Compensation Discussion and Analysis (“CD&A”) section.
Compensation of directors is determined by the full Board of Directors, except for equity awards under the Stock Incentive Plan, which are granted by the Compensation Committee subject to the annual share limit previously approved by stockholders under the Stock Incentive Plan.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2023 were: Robert J. Pace and Frederick A. Richman. No member of the Compensation Committee was at any time during 2023 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee or as a Company director during 2023.

Robert Half Inc.	22	2024 Proxy Statement

Gov. Kempthorne joined the Compensation Committee in 2024 and participated in the Compensation Committee’s review and discussion with management of the CD&A and its recommendation to the Board of Directors.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A appearing later in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K for 2023 and in this proxy statement.
Robert J. Pace Frederick A. Richman Dirk A. Kempthorne
Executive Committee
Responsibilities
The Executive Committee has all of the powers of the Board of Directors, subject to certain exceptions as specified by Delaware law.
Stockholder Communications with Directors
Stockholders or other interested persons who wish to communicate with any director, including the Lead Director, the non-management directors as a group, or the entire Board may do so by addressing communications to such person or persons c/o Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA, 94025, Attn: Corporate Secretary - Director Communication. The Corporate Secretary or her delegee will forward such communication to the addressee unless she determines that the communication is not suitable for delivery. Examples of communications that would not be suitable for delivery include, but are not limited to, (a) advertisements or solicitations; (b) frivolous, obscene or offensive items; or (c) communications unrelated to the business, affairs or governance of the Company.
Available Information and Website References
The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for its Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on its website at www.roberthalf.com/investor-center/corporate-governance. Each of these documents is also available in print to any stockholder who makes a request to Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Corporate Secretary.
Information contained on or available through our websites (including any other websites referred to in this proxy statement) are not a part of, or incorporated by reference into, this proxy statement.

Robert Half Inc.	23	2024 Proxy Statement

Compensation
Proposal 2 — Advisory Vote On Executive Compensation
In accordance with Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Although, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the vote is non-binding, the Compensation Committee and the Board of Directors considers the outcome of the vote in establishing compensation philosophy and making future compensation decisions.
At the 2023 Annual Meeting, approximately 95% of stockholder votes approved the Company’s 2022 executive compensation. Consistent with its pay-for-performance policy, the 2023 bonus and performance shares are based on Company performance as set forth below.
•For the Company’s annual cash incentive bonuses, the Compensation Committee set revenue and net income targets at levels that would emphasize achievement of both top-line and bottom-line results. The Company’s 2023 operating results were impacted by ongoing economic uncertainty which affected client and candidate confidence levels, which lengthened their decision time frames and elongated our sales cycles. This resulted in down revenues and earnings for the year and in bonuses for 2023 that were equal to 83% of target 2023 bonuses and 67% of actual 2022 bonuses.
•All equity awards issued to executive officers during 2023 were again 100% performance shares and were subject to three-year cliff service vesting and two performance conditions: a three-year relative ROIC condition and a modifier based on three-year relative TSR. The complete results for the 2023 performance shares will not be known until after the end of 2025. Mr. Tarantino, who was selected as an executive officer for the first time in May 2023, also received a grant of time-based restricted stock prior to his appointment as an executive officer.
The Compensation Committee believes that the compensation decisions made during 2023 create a strong alignment between pay and performance.
Stockholders are asked to indicate their support for our named executive officer compensation as described in this proxy statement by voting FOR the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
Under the Board’s policy of providing for annual say-on-pay votes, the next say-on-pay vote will occur at our Annual Meeting held in 2025.

Robert Half Inc.	24	2024 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
Fiscal 2023 at a glance:

Performance and Compensation Highlights		Named Executive Officers (“NEOs”)

In 2023, the Company took the following steps to continue to align compensation with performance and stockholder interests:
M. Keith Waddell
President and CEO
Michael C. Buckley
Executive Vice President, Chief Financial Officer
Paul F. Gentzkow
President and CEO,
Talent Solutions
Joseph A. Tarantino
President and CEO, Protiviti
Harold M. Messmer, Jr.
Executive Chairman of the Board

•	In March 2023, the Compensation Committee maintained base salary for incumbent executives at the same levels as for 2022. Consistent with historical practice, the target bonuses for NEOs were adjusted commensurate with the analysts’ consensus performance expectations for the year. Specifically, the target bonuses for 2023 for NEOs were set 20% lower than 2022 target bonuses based on a 23% decrease in the net income target metric and a 7.4% decrease in the revenue target metric for 2023 when compared to the net income and revenue targets for 2022. The Compensation Committee continued to award equity 100% as performance shares for executive officers. Mr. Tarantino also received a time-based restricted stock award as well as performance shares prior to becoming an executive officer.

•	Earnings and revenues for 2023 were down year over year. Net income was $411 million (80.3% of target) and revenue was $6.393 billion (94.4% of target).

•
The Board and Compensation Committee view the performance of the management team to be commendable in steering the Company through tight labor markets and an uncertain economic landscape. In 2023, bonuses were awarded at 83.1% of target based on actual net income and revenue performance relative to goals as described above. Total compensation for our CEO decreased by 13.5% compared to 2022, as disclosed in the Summary Compensation Table including performance equity valued at grant date value.

•
Other than the legacy grant to a newly-appointed executive officer during 2023, all equity awards issued to executive officers in 2023 were in the form of performance shares. Performance share grants were subject to three-year cliff service vesting and two performance conditions—a three-year cumulative ROIC goal relative to the three-year cumulative ROIC of an industry peer group of approximately 100 companies and a three-year TSR modifier using the same industry peer group. Target payouts for the ROIC modifier require 65th percentile relative performance with maximum payout achieved at the 90th percentile and threshold payout requiring performance at the 40th percentile. The equity award is totally forfeited if cumulative ROIC performance is below the 40th percentile threshold. After the ROIC performance is calculated, a relative TSR modifier can adjust the payout +/- 25% using a target of 50th percentile performance.

Robert Half Inc.	25	2024 Proxy Statement

2023 Highlights
Under management’s leadership, the Company navigated a challenging year with positive results in the face of tight labor markets and elevated global economic uncertainty, as noted below:
1.During 2023, the Company's results were impacted by ongoing macroeconomic uncertainty. Revenues were $6.39 billion, a decrease of 12% from the prior year, and net income was $411 million, a decrease of 38% from the prior year. Combined segment margin was 9%.
2.The Company’s ROIC for 2023 was 26%.
3.The Company had operating cash flow of $637 million in 2023, which helped to fund approximately $232 million in stock repurchases on the open market, $81 million for capital expenditures (including capitalized cloud computing implementation costs), and the distribution of $206 million in dividends to stockholders. The Company increased the amount of its quarterly dividend per share by 12% during 2023.
4.The Company has returned $2.03 billion to stockholders during the past five years in the form of either dividends or stock repurchases. The dividend has grown at an annual compounded rate of 11% on a per share basis since its 2004 inception, and the share count is down 12% in the last five years and 23% in the last ten years.
5.The Company ended the year with $732 million in cash and cash equivalents and no debt. Longstanding, conservative financial policies have left the Company with the financial flexibility to expand as the Company deems appropriate.
6.The Company was named a Fortune® Most Admired Company, to Forbes’ list of America’s Best Professional Recruiting Firms, and to TIME’s inaugural list of World’s Best Companies.
7.The Company retained all key executives and key field personnel during the year, which it believes is critical to its future success and attributable to the Company’s strong culture and competitive compensation programs.
Executive Officers
The following table lists for each current executive officer of the Company, such officer’s name, age on the date of the Meeting, and current positions and offices with the Company:

Name	Age	Office

M. Keith Waddell	67	President and Chief Executive Officer
Paul F. Gentzkow	68	President and Chief Executive Officer - Talent Solutions
Joseph A. Tarantino	65	President and Chief Executive Officer, Protiviti
Michael C. Buckley	58	Executive Vice President, Chief Financial Officer
Harold M. Messmer, Jr.	78	Executive Chairman of the Board
Robert W. Glass	65	Executive Vice President, Corporate Development
The biographies for Messrs. Waddell and Messmer are included with the description of our Board of Directors, under the heading “Directors.”
Mr. Buckley has been Executive Vice President and Chief Financial Officer since December 15, 2019. Previously, Mr. Buckley served as Treasurer from 2004 through December 14, 2019 and Executive Vice President and Chief Administrative Officer from 2007 through December 14, 2019. He was Vice President from 2001 through 2007, and served as Controller, Corporate Accounting from 1999 until 2004. From 1995 through 1999, he held various other positions with the Company.

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Mr. Gentzkow has been President and Chief Executive Officer —Talent Solutions since December 15, 2019. From 2004 through December 14, 2019, Mr. Gentzkow served as President and Chief Operating Officer—Talent Solutions. From 2000 until 2004, he served as Executive Vice President, Operations. Prior to that, he served as Director of Field Operations.
Mr. Glass has been Executive Vice President, Corporate Development since 2004. From 1993 until 2004, he served as Senior Vice President, Corporate Development. From 1987 until 1993, he served as Vice President, Corporate Development.
Mr. Tarantino has been President and Chief Executive Officer of the Protiviti division since 2007, and has been with Protiviti since its inception in 2002. From 2002 to 2007, Mr. Tarantino served as managing director of the firm’s U.S. Northeast practice and led Protiviti's global industry program. Mr. Tarantino was appointed as an executive officer in May 2023.
All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Executive Chairman. In addition, severance agreements have been entered into with each of the executive officers. See the discussion under “Employment Agreements and Potential Payments upon Termination or Change in Control” below.
There are no family relationships between any of the directors or executive officers.
Engaging With Stockholders
The Company’s informed and accessible Compensation Committee is composed solely of independent directors who have established effective means for communicating with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at the Company’s annual stockholders meeting.
The Compensation Committee is very interested in the ideas and concerns of our stockholders regarding executive compensation. In 2019, the Compensation Committee adjusted the structure of its long-term performance-based equity awards as a direct result of listening to stockholders. The Compensation Committee has used the same structure since then, including for the 2023 performance share awards. Also, in 2022, the short-term performance-based bonus incentive program for the CEO was adjusted in response to stockholder input. Specifically, the Compensation Committee added the Company’s performance with respect to selected ESG criteria as a qualitative consideration in setting the CEO’s target bonus. An advisory vote regarding executive compensation was presented to stockholders for the thirteenth time at last year’s annual meeting of stockholders and received approximately 95% support. This result is consistent with prior high levels of stockholder support for our annual advisory votes regarding executive compensation in recent years. In evaluating our compensation program for 2023, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of stockholder value. As a result, in 2023 the Compensation Committee retained its general approach to executive compensation and continued to apply the same general pay-for-performance principles and philosophy as in prior fiscal years.
The Compensation Committee will continue to seek and consider stockholder concerns and feedback in the future. The Compensation Committee along with the Board of Directors has also determined that holding an annual advisory vote on executive compensation allows our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement.
In addition to the Compensation Committee’s process noted above, our executive management team actively engages in communication throughout the year with stockholders at all ownership levels. Generally, these communications involve participating in investor presentations and question and answer sessions, meeting with investors and stockholders in small groups, and responding to investor and stockholder emails and telephone calls. Our management team communicates with the Board regarding questions, observations and comments relayed by investors and stockholders. The Board considers such stockholder concerns as a part of its governance responsibilities. Further, the Company has an established procedure for the delivery of communication directed to non-management directors as specified in the Stockholder Communications with Directors section of this proxy statement.

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Compensation Risk and Governance
The Company’s compensation program features are in line with corporate governance best practices as summarized below:

Hedging and Pledging Policy
The Company does not allow any pledging or hedging of Company stock (whether granted as compensation from the Company or otherwise held directly or indirectly) by directors, officers and employees. Specifically, Company policy prohibits hedging or monetization transactions through mechanisms such as prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy is included on the Policy on Compliance with Securities Laws, available on the Company’s website at www.roberthalf.com/investor-center/corporate-governance.

Maximum Award Amounts	The Compensation Committee establishes caps on maximum awards with a mix of long-term and short-term performance objectives.

No Stock Options	The Company stopped issuing stock options to executive officers in 2005.

Balanced Mix of Short-Term and Long-Term Elements	The executive compensation program provides a balance between long-term and short-term incentive.

1-Year Minimum Vest Policy
The Stock Incentive Plan incorporates a 1-year minimum vesting period policy for equity grants made under the Stock Incentive Plan. The vesting period for equity grants made to executive officers during 2023 was 3-year cliff vesting.

No Dividends on Unearned Shares	Equity awards do not receive dividends until all performance conditions and time vesting requirements have been satisfied. Dividends declared prior to the satisfaction of all requirements are accrued but not paid until the underlying shares subject to the equity award vest. If a portion of the award is forfeited, the accrued dividends on that portion will also be forfeited.

Clawback Policy
In 2023, the Compensation Committee amended and restated the Executive Compensation Clawback Policy adopted in 2008. The amended and restated Clawback Policy has been revised to align with the listing rule adopted by the NYSE in 2023. This policy is available as an exhibit to the Company’s Annual Report on Form 10-K, Exh. 97.1.

Severance Benefits Policy	The Compensation Committee adopted the Compensation Committee Policy Regarding Severance Benefits for Executive Officers in 2008 to align the Company’s severance policy with market practice. The policy provides that future severance agreements with any executive officer shall not, individually or in the aggregate, provide severance benefits, as defined in the policy, that exceed 2.99 times the sum of such executive officer’s base salary and annual bonus. This policy is available on the Company’s website at www.roberthalf.com/investor-center/corporate-governance. No executive officer has ever been terminated under circumstances that required severance payments.

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Share Ownership Policy
In August 2021, the Board of Directors adopted an amended policy regarding the share ownership of the Company’s executive officers that requires each officer to own shares having a total fair market value equal to a specified multiple of base salary. The multiple of base salary applicable to the CEO is 6x and the multiple for all other NEOs is 3x. The number of shares required to be owned increases with any increase of base salary. With any increase of base salary, an executive officer will have two years in order to comply with the then-current policy. Each person who becomes a NEO in the future is required to own the minimum shares required under the policy within five years of his or her election. Pursuant to such policy and based at the time the policy was applicable to the NEO or at the time of an increase of base salary, the minimum number of shares that Messrs., Waddell, Gentzkow, Glass, Buckley, Messmer and Tarantino are required to own are 30,310, 13,640, 7,426, 10,609, 3,183 and 37,780, respectively. Each such officer owns significantly more shares than the minimum requirement and is in compliance with the requirements of the amended policy.
The Board of Directors has also adopted a policy regarding minimum required share ownership by the Company’s directors as described in more detail in the Required Director Ownership section.

No Excise Tax Gross-Up Payments	The Compensation Committee has established that no excise tax gross-up payments shall be made to executive officers or non-employee directors in the event of a change in control.

No Perquisites	Consistent with prior fiscal years, the Compensation Committee did not approve any perquisites for executive officers during 2023.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant that reports directly to the Compensation Committee.

Alignment with Absolute and Relative Operational Performance
For 2023, the Company utilized a combination of absolute and relative performance metrics to align pay with performance. Absolute metrics include revenue and net income, while relative metrics include three-year relative ROIC and relative TSR.

Goal Rigor
During the past 10 years, after consideration of all performance conditions, the cash bonuses were paid below target levels seven times and above target levels three times. The performance shares actually earned were less than target three times, more than target six times and the same as target one time.

No Guaranteed Compensation	The Company has no commitments to provide for guaranteed increases in salary, non-performance-based bonuses or equity compensation.

Annual Risk Assessments	The Compensation Committee conducts annual assessments to identify and mitigate risk in compensation programs.

No Repricing	Our Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without stockholder approval.

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The Compensation Committee has concluded that the Company’s 2023 compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the Compensation Committee’s review of the above noted governance features, the Compensation Committee’s annual risk assessment for 2023, and the Compensation Committee’s discussions with management about the risk assessment (See further discussion in the Compensation Process section).
2023 Compensation Highlights
The ratio of the Company’s CEO performance-based compensation to total target compensation for 2023 was 94%. In other words, only 6% of the CEO’s compensation was fixed and the remainder depended on Company performance.
Compensation for the Company’s CEO for 2023 as compared with 2022 was as follows:

Base Salary	No Change
Decrease in Actual Cash Bonus	32.6% Decrease in Dollar Amount
Actual Cash Bonus Payout	83.1% of Target
Target Grant Date Closing Value of Performance Shares	No Change in Dollar Value
The ratio of the CEO’s performance-based stock awards to total stock awards for 2023 was 100%. Therefore, none of the stock awards granted to the CEO in 2023 have a guaranteed payout or vest solely on the basis of continued service, and all were dependent on the Company’s financial and investment performance.
As discussed below, each 2023 award under the Annual Performance Bonus Plan and the Stock Incentive Plan (with the exception of a time-based restricted stock award granted to Mr. Tarantino prior to being appointed as an executive officer) was subject to various performance metrics described below, with target achievement levels that the Compensation Committee believed were realistically possible to achieve but not easily achieved.

Annual Performance Bonus Plan and Performance Share Goals

•
Annual Performance Bonus Plan: The Annual Performance Bonus Plan goals are based on achieving certain levels of revenue and net income such that both top-line and bottom-line results determine the final payout.

•
2023 Performance Shares: The performance share goals of ROIC and TSR consist of three-year cumulative ROIC relative to the three-year cumulative ROIC of an industry peer group and three-year TSR relative to the three-year TSR of an industry peer group. Also, the executive must remain employed through the third anniversary of the grant date.

The above operational goals were based on our strategic plan for 2023 and took into account other factors, such as consensus Wall Street estimates.
2023 Base Salary
The Compensation Committee reviews the base salary of our NEOs each year with input from the independent compensation consultant. The goal of this review is to determine whether the base salaries of our NEOs are sufficient not to create retention concerns while remaining modest in order to focus compensation on performance-based bonuses and stock awards, and to ensure those salaries reflect each executive’s role, responsibilities, experience and performance. In 2023, all NEO base salaries were retained at the same level as 2022.

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2023 Annual Performance Bonus Plan
The 2023 bonus award was computed in accordance with a formula whereby the ratio of actual performance relative to target performance is applied directly to target bonuses on a one-for-one basis, with no leveraged payout scaling. For example, if actual performance relative to each of the specified metrics exceeds target by 20%, then actual bonuses exceed target by 20%. As noted above, the Compensation Committee selected revenue and net income as the metrics to emphasize both top-line and bottom-line performance and avoid any duplication of metrics under the Annual Performance Bonus Plan and the Stock Incentive Plan. For 2023, the Compensation Committee provided that each individual’s actual bonus would be determined by weighting 20% on the ratio of actual revenue to target revenue and 80% on the ratio of actual net income to target net income. For this purpose, the Compensation Committee provided that actual revenue and actual net income would be determined in accordance with GAAP, excluding the impact of changes in GAAP or tax laws if such changes resulted in an adjustment to revenue by 5% or more and/or net income by $4,000,000 or more. However, no bonus can exceed the lesser of 200% of the target bonus or $9,000,000, and no bonus would be paid to any executive if actual net income for 2023 was less than zero. The Compensation Committee has the discretion to reduce any bonus within limits specified in the plan but has no discretion to increase any bonus above the amount that would be determined by the formula.
For 2023, performance targets and actual results were as follows:

	2023 Target ($)	2023 Results ($)	Satisfaction of Performance Metrics (% of Target)

Revenue (20% weight)	6.78 B	6.39 B	94.4
Net Income (80% weight)	512 M	411 M	80.3
Combined			83.1
For 2023, the target goal for revenue of $6.78 billion was a decrease of 7.4% relative to 2022 target revenue and a decrease of 6.4% over actual 2022 revenue. The target goal for 2023 net income was $512 million which was a decrease of 23.4% relative to 2022 target net income and a decrease of 22.2% relative to actual 2022 net income. The combined target goal for 2023 was 20.2% lower than the combined goal for 2022. The Compensation Committee determined that the revenue and net income target levels for 2023 were appropriate in light of macroeconomic factors and Company financial projections and the consensus view of investment analysts following the Company that were available at the beginning of 2023. The goals were intended to encourage realistic performance in light of the relevant economic conditions at the time that the target goals were set in early March 2023.
The Company decreased target cash bonus opportunities by 20.2% compared to the target opportunities set in 2022. This decrease in cash bonus targets was due to the 20.2% decrease (calculated taking into account the relative weighting of each financial performance goal) in the combined target net income and revenue goals for 2023. The Compensation Committee also considered the Company’s performance in the ESG areas as a qualitative consideration in setting the CEO’s 2023 target bonus. See further information on the Compensation Committee’s determinations for the 2023 compensation below and how each executive’s target cash bonus opportunity for 2023 influenced other compensation decisions in the 2023 Performance Shares discussion.

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For 2023, target bonus awards under the Annual Performance Bonus Plan and actual awards were as follows:

	Target Bonus ($)	Actual Bonus ($)		Actual Bonus as Percentage of Target (%)

Mr. Waddell	2,476,754	2,058,492	}
Mr. Buckley	1,313,000	1,091,267
Mr. Gentzkow	2,229,078	1,852,642		83.1
Mr. Tarantino*	273,542	227,348
Mr. Messmer	683,111	567,751
*Prior to being appointed as an executive officer, Mr. Tarantino was also eligible to receive a bonus pursuant to the Protiviti Managing Director Incentive Compensation Program (“Protiviti ICP”). The amount in the table above relates solely to the amount earned under the Annual Bonus Plan, and now that Mr. Tarantino is an executive officer, he no longer participates in the Protiviti ICP effective as of January 1, 2024. In accordance with SEC rules, however, both bonuses are reported in the Summary Compensation Table.
2023 Performance Shares
All equity awards granted to executive officers by the Compensation Committee during 2023 were 100% in the form of performance shares. The 2023 performance share grants are subject to three-year cliff service vesting and two performance conditions: (i) our three-year cumulative ROIC ranking relative to the three-year cumulative ROIC of an industry peer group of approximately 90 companies and (ii) reduction or increase based on our TSR for the three-year period of January 1, 2023 to December 31, 2025, relative to the three-year TSR of the same industry peer group.
When making its determination with respect to the number of shares subject to each executive’s 2023 performance share grant, the Compensation Committee considered such items as the value of the previous year’s grant, the number of shares granted the previous year, the price of the Company’s stock at the date of grant, the financial performance of the Company and its stock price in the prior year, the performance metrics and relative ROIC and relative TSR goal levels set with respect to the grant, the levels of other compensation granted to the executive, the total compensation package for the executive and the individual performance of each executive. The Compensation Committee does not assign specific weights to individual items. Rather the Compensation Committee exercises its business judgment based, in large part, on the Compensation Committee’s long-term experience in compensating the management team in a manner that incentivizes the team to produce consistently favorable results for stockholders which includes the consideration of other stakeholders.
The Compensation Committee, relying on peer group data, other data regarding comparables, and the advice of its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), believe that the 2023 awards under the Stock Incentive Plan and the Annual Performance Bonus Plan, considered in the context of each NEO’s total compensation opportunity and the conditions applicable to such awards, are at competitive levels necessary for retention of the current named executive officers and for incentivizing them to continue to provide superior results to stockholders. The Compensation Committee also believes that the relationship of total compensation among the NEOs is appropriate for purposes of internal equity in light of their roles and responsibilities. To determine the number of performance shares to be issued, the Compensation Committee used the closing price on the date of grant. The grant date fair value reflected in the Summary Compensation Table differs, and was computed in accordance with applicable financial reporting standards, which require use of a Monte Carlo valuation model when the performance shares include a market condition.

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2023 Performance Design
The 2023 performance share grants are subject to:
1.Reduction or increase in the number of shares based on the Company’s average ROIC for the three-year period from January 1, 2023 through December 31, 2025 (the “Measurement Period”), relative to the 65th percentile ROIC of the Industry Peer Group (defined below) as measured during the Measurement Period (the “ROIC goal”);
2.After the application of the relative ROIC goal, a reduction or increase in the number of shares based on the Company’s relative TSR performance during the Measurement Period relative to the 50th percentile TSR of the Industry Peer Group as measured during the Measurement Period; and
3.Continued employment through March 20, 2026, the third anniversary of the March 20, 2023 grant date.
ROIC Performance Goal
For the 2023 performance share grant, the ROIC goal is determined based on performance against the 65th percentile ROIC of an industry peer group consisting of companies (other than the Company) in the four-digit GICS code 2020 Commercial & Professional Services sub-industry (market capitalization exceeding $100 million) (the “Industry Peer Group”) as measured during the Measurement Period. The ROIC goal can increase the number of shares subject to an award by up to 50% or decrease an award to zero as follows:
•If the Company’s ROIC ranking for the Measurement Period is below the 65th percentile of the Industry Peer Group, the number of shares subject to each award will be decreased by a percentage determined by multiplying the percentage point difference between the 65th percentile of the Industry Peer Group and the Company’s ROIC ranking by 2 (with a proportionate reduction for fractions of a percentage point), up to a maximum decrease of 50% if the Company’s ROIC ranking is at the 40th percentile.
•If the Company’s ROIC is below the 40th percentile the award will be forfeited, and no shares will be earned thereunder.
•If the Company’s ROIC ranking is above the 65th percentile of the Industry Peer Group, the number of shares subject to each award will be increased by a percentage determined by multiplying the percentage point difference between the 65th percentile of the Industry Peer Group and the Company’s ROIC ranking by 2 (with a proportionate increase for fractions of a percentage point), up to a maximum increase of 50% if the Company’s ROIC ranking is at or above the 90th percentile.
•However, if the Company’s ROIC ranking is at the 65th percentile of the Industry Peer Group, no adjustment will be made to an award.
For example, if the Company’s relative ROIC is at the 59th percentile of the Industry Peer Group, then 12% of the total shares eligible for adjustment based on ROIC performance (the percentage determined by multiplying the percentage point difference between the ROIC at the 65th percentile of the Industry Peer Group and the Company’s ROIC ranking at the 59th percentile (i.e., 6%) by 50/25) will be forfeited.
In establishing the ROIC formula, the Compensation Committee provided that to the extent changes in GAAP and changes in tax law reduce or increase the Company’s ROIC by 10% or more, such changes will be excluded in calculating the Company’s ROIC and the ROIC of each of the members of the Industry Peer Group.
TSR Modifier Metric
TSR performance against the 50th percentile TSR of the Industry Peer Group over the three-year Measurement Period can modify an award up or down by up to 25% as follows:
•If the Company’s TSR for the Measurement Period is at the 50th percentile of the TSR of the Industry Peer Group, no adjustment to the award will be made.
•If the Company’s TSR is below the 50th percentile TSR of the Industry Peer Group, the award will be decreased by the percentage point difference between the median TSR and the Company’s TSR (with a proportionate reduction for fractions of a percentage point), up to a maximum decrease of 25 percentage points.

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•If the Company’s TSR is above the 50th percentile TSR of the Industry Peer Group, each restricted share grant shall be increased by the percentage point difference between the Company’s TSR and the median TSR (with a proportionate increase for fractions of a percentage point), up to a maximum increase of 25 percentage points.
•The TSR modifier will be applied after the ROIC performance formula, meaning that it will only apply to the number of performance shares that remain subject to the award following application of the ROIC performance formula.
Time-Vesting Requirement
Each 2023 performance share grant will vest in full on the third anniversary of the grant date on a cliff basis, subject to the executive’s service through the vesting date. Notwithstanding the foregoing, the time vesting requirement (but not the ROIC requirement or the TSR requirement) is waived upon the recipient’s death or termination of employment due to total and permanent disability. Each executive has a post-employment part-time agreement that provides for part-time service for four years after retirement, and as a result, outstanding performance shares at the date of retirement will continue during any such part-time employment period.
No portion of the 2023 performance share grant may be released to the recipient until such portion is no longer subject to any of the three requirements (relative ROIC, relative TSR and time-based service vesting).
Performance share grants do not receive dividends until all requirements have been satisfied. Dividends declared prior to the satisfaction of all requirements are accrued but not paid until the award is fully vested (by satisfying both the time-vesting requirement and the performance-vesting requirements). If a portion of the award is forfeited, the accrued dividends on that portion will also be forfeited.
Mr. Tarantino received a performance share grant along with the other NEOs in March, 2023 as well as a grant of performance shares upon being designated as an executive officer in May, 2023. Those performance share grants are set forth in the 2023 Grants of Plan-Based Awards table below. Prior to becoming an executive officer, Mr. Tarantino was also eligible to receive time-based restricted stock awards pursuant to the Protiviti ICP. Mr. Tarantino’s restricted share awards under the Protiviti ICP are subject to four-year pro-rata vesting on the anniversary of the grant date and continued employment through the vesting periods. Commencing in 2024, all of Mr. Tarantino’s equity grants will be in the form of performance shares.
Realized 2021 Performance Shares
As described in the proxy statement for our 2022 annual meeting of stockholders, the performance share awards granted to executive officers during 2021 were subject to a ROIC performance condition and a relative TSR modifier, similar to the program described above for the 2023 performance share grants but with a measurement period from January 1, 2021 through December 31, 2023. The ROIC condition can increase the number of shares subject to an award by up to 50% or decrease an award to zero.
The 2021 performance grant TSR modifier provided for an increase or decrease of the number of shares subject to each executive’s award (after taking into account the impact of the ROIC condition) by as much as 25% based on how the Company’s TSR percentile ranking for the applicable measurement period from January 1, 2021 through December 31, 2023, compared to the Industry Peer Group performance for the same period.
The Company’s three-year ROIC performance was 26.4 percentage points higher than the 65th percentile ROIC of the Industry Peer Group and the Company’s three-year TSR performance was 22 percentage points higher than the 50th percentile TSR of the Industry Peer Group. After application of the ROIC condition and the TSR modifier, the 2021 performance share awards were earned at 182.5% of target shares.

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The earned 2021 performance awards vested on March 11, 2024, three years from the date of grant, subject to the executive providing service through such time and were released when the performance conditions were certified at the Compensation Committee meeting at the end of March 2024.

Name	Target 2021 Performance Shares (#)	Additional Shares three-year ROIC Condition plus TSR modifier* (#)	Total 2021 Performance Shares (#)

Mr. Waddell	58,612	48,366	106,978
Mr. Buckley	19,394	16,003	35,397
Mr. Gentzkow	49,673	40,989	90,662
Mr. Tarantino	12,283	10,135	22,418
Mr. Messmer	14,893	12,289	27,182
*Performance was earned at 182.5% of the target performance shares.
Compensation Philosophy—Pay for Performance
The Compensation Committee believes that setting compensation at levels designed to attract and retain key individuals is critical to the success of a personal services business in which there are few tangible assets and in which people represent the true “assets” of the Company. The Compensation Committee is also mindful of the fact that the Company’s industry is fractured with a myriad of private firms owned by entrepreneurial individuals or financed by private equity firms representing the Company’s most effective competition in many markets. Successful competitors generate large financial rewards for the owners, as the Company knows from its acquisitions of such firms over the years. It is imperative that the Company’s compensation program provide significant cash and equity incentives to its key managers so as to compete with both public and private companies for this talent, and the Compensation Committee believes the Company’s compensation program achieves this result.
The Compensation Committee further believes that the Company has an outstanding management team that has produced excellent returns since the inception of the Company’s current business in 1986. The Company’s management has been stable for three decades: four of the executive officers (Messrs. Messmer, Waddell, Gentzkow and Glass) have been with the Company since the 1980s and Mr. Buckley has been with the Company for over 28 years. Mr. Tarantino has been with Protiviti since its inception in 2002.
Mr. Waddell joined as the third official employee of the Company in 1986 and was a key leader alongside Mr. Messmer during the Company’s substantial growth. In 1986, the annual revenues of Robert Half were approximately $7 million. Under Mr. Waddell’s leadership in fiscal 2023, a year of economic uncertainty, the Company’s revenues were $6.39 billion and exceeded pre-pandemic levels. Mr. Waddell was also a key participant in the formation of Protiviti which, since its formation in 2002, has grown from revenues of $18 million in its first full quarter of operation to approximately $1.93 billion in annual revenues in 2023.
In the opinion of the Compensation Committee, the Company is fortunate to have a group of outstanding leaders who possess not only considerable management talent but also great entrepreneurial vision, as demonstrated by the growth of the Company’s service offerings and revenue in talent solutions since 1991, including the addition of the Protiviti subsidiary in 2002. The Compensation Committee’s view is that, as a personal services business, it is in the Company’s long-term best interest to be known as an organization offering the opportunity to achieve superior remuneration in the industry. The Company believes the vast majority of such remuneration should be contingent on achieving superior performance and, indeed, makes bonuses subject to achievement of predetermined performance goals and further makes annual grants of equity incentives subject to partial or total forfeiture depending on the achievement of predetermined goals. The Compensation Committee’s policy to provide the opportunity for top-level

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compensation and incentives for extraordinary results has been essentially unchanged for many years, and it is believed that the success of this policy is reflected in the superior results that management has achieved for the Company.
As part of its effort to emphasize performance-based compensation, the Compensation Committee has set base salaries for executive officers at levels it considers modest. The Compensation Committee instead heavily weights remuneration toward performance-based compensation. An examination of the Summary Compensation Table will show that the vast majority of each named executive officer’s total direct compensation (base salary, bonus and performance shares) consists of performance share awards under the stockholder-approved Stock Incentive Plan and performance-based cash payments earned under the Annual Performance Bonus Plan. In 2023, 94% of total target CEO compensation was based on Company performance.

CEO Compensation	Named Executive Officer Compensation other than CEO

6.4%
26.6%
67.0%
Salary
Performance Based Cash Incentive
Performance Based Share Award

10.7%
29.3%
60.0%
Salary
Performance Based Cash Incentive
Performance Based Share Award

While the Compensation Committee is responsible for executive compensation, the philosophy of providing the opportunity for superior remuneration for superior long-term performance is applied to all of the Company’s professionals. The Company believes its long-term success is due to its ability to attract and retain top talent capable of superior performance and that the Company’s compensation practices are an important element in the Company’s continuing ability to attract and retain top talent.
Compensation Process
Each component of compensation for our executive officers is determined by the Compensation Committee. The Compensation Committee determines what changes, if any, should be made to continuing arrangements, such as base salaries and benefits. When determining compensation for the coming year, the Compensation Committee reviews (a) the Company’s results for the prior year, (b) the issues that are expected to confront the Company in the coming year, (c) the individual performance of the executive officers, (d) the need to set compensation at levels that promote retention, (e) the Company’s ESG performance and (f) such other information it deems appropriate. The Compensation Committee does not assign specific weights to these factors. However, the most important of these factors is the Company’s performance and, as described above, the vast majority of executive compensation is highly contingent upon the Company’s results.

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In addition, the Compensation Committee considers executive compensation at competitors and other companies (including the Staffing Industry Analysts study) and other factors such as compensation as a percentage of total market value. While this review and the items in the foregoing paragraph inform the decisions of the Compensation Committee on the range of compensation opportunities, the Compensation Committee does not tie executive officer compensation to specific market percentiles. After such review, the Compensation Committee makes its ultimate determinations using its business judgment based upon the evaluation of such information and its long-term experience with the Company and its executive officers.
Independent Compensation Consultant
The Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook is retained directly by the Compensation Committee (and not on behalf of management) and performs no other consulting or other services for the Company. In compliance with SEC and New York Stock Exchange rules, the Compensation Committee annually reviews information related to FW Cook’s relationship with the Company, the members of the Compensation Committee and the Company’s executive officers. The Compensation Committee confirmed that FW Cook does not provide any other services to the Company or its management except with respect to the services provided on behalf of the Compensation Committee, and that FW Cook had no business or personal relationship with any member of the Compensation Committee or executive officer. The Compensation Committee also reviewed information on the fees paid to FW Cook (which represented less than 0.1% of FW Cook’s total consulting income during calendar 2023) and FW Cook’s ownership of any Company securities. Considering this information, the Compensation Committee has determined that FW Cook is independent and that its work for the Compensation Committee during 2023 has not raised a conflict of interest. While the Compensation Committee receives input from the CEO and Executive Chairman and discusses compensation with them, the ultimate decision regarding compensation is solely at the discretion of the Compensation Committee.
2023 Policy Regarding Compensation in Excess of $1 Million a Year
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to certain executive officers. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for compensation that is deductible in tax years commencing after December 31, 2017. Even though performance awards granted to executives in 2023 may not be deductible in whole or in part to the Company at the time that they become taxable to the executives, the Company remains committed to tying the compensation of its executives to the performance of the Company. The 2017 amendments to Section 162(m) did not have any meaningful impact on the design of the Company’s executive compensation programs, and they are not expected to have any meaningful impact in future years.
Other Benefits
As indicated by the tables appearing below, in addition to the foregoing compensation, each executive also participates in non-tax-qualified deferred compensation arrangements. The Compensation Committee considers deferred compensation arrangements to be appropriate for a corporation of the Company’s size, and, in light of the modest salaries and long service and historical results of management, believes that the amounts have been set at reasonable levels, particularly in light of the fact that the Company does not make any company contribution under any tax-qualified retirement arrangements for these executives. A detailed description of how the deferred compensation arrangements operate is set forth below in the paragraphs under the “Nonqualified Deferred Compensation” table.
Various agreements, as described elsewhere in this proxy statement, provide for severance benefits in the event of a termination of employment before or after a change in control. (See the discussion below in connection with the “Nonqualified Deferred Compensation” table and the discussion below under the heading “Employment Agreements and Potential Payments upon Termination or Change in Control.”) As indicated by such text, the triggering events and benefits vary among each such arrangement, plan or agreement, and no executive officer is entitled to an excise tax gross-up payment. Such triggering events and benefits were selected by the Compensation Committee in light of competitive conditions and customary practices at the time of their implementation, and the Compensation Committee believes that they continue to be reasonable.

Robert Half Inc.	37	2024 Proxy Statement

2023 Form of Summary Compensation Table Reflecting Performance Share Awards Valued at Closing Price on Date of Grant
The following table summarizes compensation for the NEOs provided in 2021, 2022 and 2023. This table generally conforms with the rules and regulations of the SEC relating to the Summary Compensation Table, which appears as the first item in the following “Compensation Tables” section, with one material difference. In this table, performance share awards are valued at the closing price on the date of grant. For purposes of this table, this value is then multiplied by the number of shares granted to each NEO for the relevant year. The SEC’s rules specify that performance share awards shall be valued based on the projected probable outcome in accordance with the standards set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718. In order to estimate the probable outcome, the Company used the Monte Carlo Simulation Method for 2023, which is the same valuation method that it has used in prior years for this purpose. The Compensation Committee believes the valuation of performance share awards using the closing price on the date of grant is important information in assessing equity award values. No other variations exist between the following table and the Summary Compensation Table prepared in accordance with the SEC’s rules.

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards (b) ($)	Non-Equity Incentive Plan Compensation (c) ($)	All Other Compensation (d) ($)	Total ($)

M. Keith Waddell President and Chief Executive Officer	2023	500,000	—	4,533,044	2,058,492	383,774	7,475,310
	2022	500,000	—	4,533,089	3,053,905	533,086	8,620,080
	2021	500,000	—	4,533,052	2,776,945	491,542	8,301,539
Michael C. Buckley Executive Vice President, Chief Financial Officer	2023	350,000	—	1,499,953	1,091,267	216,190	3,157,410
	2022	350,000	—	1,499,888	1,618,965	295,345	3,764,198
	2021	350,000	—	1,499,932	1,472,140	273,321	3,595,393
Paul F. Gentzkow President and Chief Executive Officer, Talent Solutions	2023	450,000	—	3,841,744	1,852,642	345,396	6,489,782
	2022	450,000	—	3,841,666	2,748,514	479,777	7,519,957
	2021	450,000	—	3,841,710	2,499,251	442,388	7,233,349
Joseph A. Tarantino President and Chief Executive Officer, Protiviti	2023	850,000	1,089,000	2,289,923	227,348	357,443	4,813,714
Harold M. Messmer, Jr. Executive Chairman of the Board	2023	105,000	—	1,151,814	567,751	—	1,824,565
	2022	105,000	—	1,151,789	842,295	—	2,099,084
	2021	105,000	—	1,151,825	765,907	—	2,022,732
a.This amount consists of a bonus payout under the Protiviti ICP as determined by the Company's CEO. Commencing in 2024, Mr. Tarantino will receive cash incentive compensation exclusively through the Annual Performance Bonus Plan.
b.The amounts in this column represent the value of performance share grants computed by multiplying the number of shares granted on March 11, 2021 by $77.34, March 23, 2022 by $116.46, and March 20, 2023 by $75.42, which was the respective closing price per share of the Company’s stock on the date of grant. Mr. Tarantino also received performance shares on May 17, 2023 which were multiplied by $67.28. For Mr. Tarantino, in addition to the value of performance share grants calculated as set forth in the previous sentences, the amount in this column also includes the value of a restricted share grant under the Protiviti ICP computed by multiplying the number of shares granted on February 28, 2023 by $80.62. See description of the Protiviti ICP in the Protiviti Managing Director Incentive Compensation Plan section.
c.Consists of cash payments made under the Annual Performance Bonus Plan for performance in the year shown, as described below in the “Grants of Plan-Based Awards” table. For a description of the Annual Performance Bonus Plan, see “2023 Annual Performance Bonus Plan” in the CD&A section.

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d.The amounts in this column for 2023 consist entirely of contributions by the Company under the Company’s Senior Executive Retirement Plan, which is a form of nonqualified deferred compensation plan, as described in the “Nonqualified Deferred Compensation” table below for all individuals listed except for Mr. Tarantino. Mr. Tarantino received a contribution in early 2023 before he became an executive officer under the Protiviti Executive Management Savings Plan, which is a form of nonqualified deferred compensation plan sponsored by Protiviti. Mr. Tarantino also participated in the Company car program and the amount of "All Other Compensation" for Mr. Tarantino includes $11,615 in imputed income pursuant to personal use of the company-owned vehicle for the time period between 1/1/23 – 9/1/23 and $15,828 in imputed income based on the difference in the vehicle’s purchase price versus its fair market value. Mr. Tarantino ended his participation in this car program and purchased the car on September 1, 2023.
Compensation Tables
2023 Summary Compensation Table
The following table summarizes compensation for the NEOs in accordance with SEC rules.

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)	All Other Compensation(d) ($)	Total ($)

M. Keith Waddell President and Chief Executive Officer	2023	500,000	—	5,184,571	2,058,492	383,774	8,126,837
	2022	500,000	—	5,304,563	3,053,905	533,086	9,391,554
	2021	500,000	—	5,202,987	2,776,945	491,542	8,971,474
Michael C. Buckley Executive Vice President, Chief Financial Officer	2023	350,000	—	1,715,539	1,091,267	216,190	3,372,996
	2022	350,000	—	1,755,150	1,618,965	295,345	4,019,460
	2021	350,000	—	1,721,605	1,472,140	273,321	3,817,066
Paul F. Gentzkow President and Chief Executive Officer, Talent Solutions	2023	450,000	—	4,393,912	1,852,642	345,396	7,041,950
	2022	450,000	—	4,495,468	2,748,514	479,777	8,173,759
	2021	450,000	—	4,409,472	2,499,251	442,388	7,801,111
Joseph A. Tarantino President and Chief Executive Officer, Protiviti	2023	850,000	1,089,000	2,455,886	227,348	357,443	4,979,677
Harold M. Messmer, Jr. Executive Chairman of the Board	2023	105,000	—	1,317,363	567,751	—	1,990,114
	2022	105,000	—	1,347,809	842,295	—	2,295,104
	2021	105,000	—	1,322,052	765,907	—	2,192,959
a.This amount consists of a bonus payout under the Protiviti ICP as determined by the Company's CEO. Commencing in 2024, Mr. Tarantino will receive cash incentive compensation exclusively through the Annual Performance Bonus Plan.
b.The amounts in this column represent the grant date fair value of performance share grants computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For all performance share grants the value was determined by an independent valuation firm using the Monte Carlo Simulation Method. Pursuant to the SEC rules, the amounts shown are based on the probable outcome of the performance conditions as of the date of grant and exclude the impact of estimated forfeitures related to service-based vesting and potential forfeitures pursuant to the TSR or ROIC modifier performance conditions described in the CD&A for fiscal 2023, 2022 and 2021. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the awards granted to Messrs. Waddell, Mr. Buckley, Mr. Gentzkow, Mr. Tarantino and Mr. Messmer in fiscal 2023 on the grant date is $9,721,071, $3,216,635, $8,238,585, $2,654,790, and $2,470,055, respectively. (For further information on the maximum number of shares that can be earned for the 2023 grant see note (b) to the 2023 Grants of Plan-Based Awards table). For Mr. Tarantino, in addition to the value of performance share grants

Robert Half Inc.	39	2024 Proxy Statement

calculated as set forth in the previous sentence, the amount in this column also includes the value of a restricted share grant under the Protiviti ICP computed by multiplying the number of shares granted on February 28, 2023 by $80.62, the closing price on the date of grant. See the Protiviti Managing Director Incentive Compensation Plan section for details on the Protiviti ICP.
c.Consists of cash payments made under the Annual Performance Bonus Plan for performance in the year shown, as described below in the “Grants of Plan-Based Awards” table. For a description of the Annual Performance Bonus Plan, see “2023 Annual Performance Bonus Plan” in the CD&A section.
d.The amounts in this column for 2023 consist entirely of contributions by the Company under the Company’s Senior Executive Retirement Plan, which is a form of nonqualified deferred compensation plan, as described in the “Nonqualified Deferred Compensation” table below for all individuals listed except for Mr. Tarantino. Mr. Tarantino received a contribution in early 2023 before he became an executive officer under the Protiviti Executive Management Savings Plan, which is a form of nonqualified deferred compensation plan sponsored by Protiviti. Mr. Tarantino also participated in the Company car program and the amount of "All Other Compensation" for Mr. Tarantino includes $11,615 in imputed income pursuant to personal use of the company-owned vehicle for the time period between 1/1/23 – 9/1/23 and $15,828 in imputed income based on the difference in the vehicle’s purchase price versus its fair market value. Mr. Tarantino ended his participation in this car program and purchased the car on September 1, 2023.
2023 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock(c) (#)	Grant Date Fair Value of Stock and Option Awards(d) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

M. Keith Waddell	3/20/2023	—	2,476,754	4,953,508	—	60,104	112,695		5,184,571
Michael C. Buckley	3/20/2023	—	1,313,000	2,626,000	—	19,888	37,290		1,715,539
Paul F. Gentzkow	3/20/2023	—	2,229,078	4,458,156	—	50,938	95,508		4,393,912
Joseph A. Tarantino	2/28/2023	—						12,900	1,039,998
	3/20/2023, 5/17/2023	—	273,542	547,084	—	17,054	31,975		1,415,888
Harold M. Messmer, Jr.	3/20/2023	—	683,111	1,366,222	—	15,272	28,635		1,317,363
a.These columns represent the potential payouts for 2023 bonuses under the Annual Performance Bonus Plan (the "APBP"). Maximum payouts under the APBP would result in the event of actual revenue of $13.56 billion and actual net income of $1.02 billion, and no payouts would result in the event of actual net income of less than zero. The measurement period for the grants appearing in the table was the 2023 calendar year (which is also the Company’s fiscal year), so the actual final bonuses pursuant to this plan have been determined and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “2023 Annual Performance Bonus Plan” in the CD&A.
b.These columns represent the performance share grants made in fiscal 2023. The maximum number of shares that can be earned is 187.5% of the target number of shares based on maximum performance of the Company’s ROIC ranking relative to an industry peer group and maximum performance of the Company’s TSR ranking of the same industry peer group for the three-year measurement period. See the 2021 Realized Performance Shares section in the CD&A for a description of the grants. No payout would result if ROIC ranking was below the 40th percentile of the applicable industry peer group.
c.For Mr. Tarantino this column consists of restricted share grants made in February of 2023 related to 2022 Protiviti ICP performance. See Protiviti Managing Director Incentive Compensation Plan section for a discussion of the Protiviti ICP.
d.For 2023 performance shares, the grant date fair value was determined by an independent valuation firm using the Monte Carlo Simulation method. For Mr. Tarantino, the grant date fair value of the restricted share grant under the Protiviti ICP was computed by valuing each share at $80.62, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on 2/28/2023.

Robert Half Inc.	40	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2023

Name	Number of Shares or Units of Stock That Have Not Vested(a) (#)	Market Value of Shares or Units of Stock That Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b) ($)

M. Keith Waddell	106,978	9,405,506	185,677	16,324,722
Michael C. Buckley	35,397	3,112,104	61,437	5,401,541
Paul F. Gentzkow	90,662	7,971,003	157,358	13,834,915
Joseph A. Tarantino	45,367	3,988,667	47,269	4,155,890
Harold M. Messmer, Jr.	27,182	2,389,841	47,178	4,147,890
a.Represents unvested performance share awards that were granted on March 11, 2021, with respect to which, as of December 31, 2023, all performance periods have been completed, the determination of the final award has been certified by the Compensation Committee, and any applicable adjustments have been made, and, with respect to Mr. Tarantino, 22,949 unearned restricted shares from Protiviti ICP restricted share award grants made in 2023, 2022 and 2021. Each of Mr. Tarantino’s time-based restricted share grants are subject to time vesting on a four-year pro rata basis from the date of grant. Of Mr. Tarantino’s 22,949 time-based restricted shares, 5,490 vest on February 28, 2024, 3,253 vest on December 15, 2024, 5,490 vest on February 28, 2025, 5,491 vest on February 28, 2026 and 3,225 vest on February 28, 2027.
b.The market value of unvested stock awards was calculated by valuing each share at $87.92, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the last trading day of 2023.
c.Unvested performance share awards with respect to which all performance periods have not been completed on December 31, 2023 which were granted on March 23, 2022 and March 20, 2023 respectively, and May 17, 2023 for Mr. Tarantino. Each of the awards is 100% performance based, subject to: reduction or increase based upon our three-year cumulative percentage of ROIC ranking relative to the three-year cumulative ROIC results of an industry peer group followed by a further adjusted reduction or increase based on our three-year cumulative TSR ranking and time vesting on a three-year cliff basis from the date of grant subject to the applicable named executive officer being employed through such date. The number of unearned shares noted in this column assume maximum performance of both ROIC results and TSR ranking.
Option Exercises and Stock Vested in 2023

Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(b) (#)	Value Realized on Vesting(c) ($)

M. Keith Waddell	—	—	123,028	9,278,772
Michael C. Buckley	—	—	42,643	3,216,135
Paul F. Gentzkow	—	—	104,164	7,856,049
Joseph A. Tarantino	—	—	35,268	2,747,420
Harold M. Messmer, Jr.	—	—	77,337	5,832,757
a.There are no outstanding options.
b.This column represents performance share awards granted in 2020 that were released after the performance condition was certified on March 20, 2023. For Mr. Tarantino, this column also includes the shares that were released in February and December of 2023 from vesting of Protiviti ICP restricted share awards.

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c.The value realized on vesting was determined by multiplying the number of performance shares that vested by the closing price of the Company’s Common Stock on the New York Stock Exchange on March 20, 2023 ($75.42). For Mr. Tarantino, in addition to the value of the performance shares as noted in the previous sentence, the value noted here also includes amounts from the vesting of Protiviti ICP restricted share awards multiplied by the closing price of the Company's Common Stock on the New York Stock Exchange on February 28, 2023 ($80.62) and December 15, 2023 ($87.01).
2023 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(a) ($)	Aggregate Earnings in Last Fiscal Year(b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(c) ($)

M. Keith Waddell	—	383,774	814,523	—	15,832,863
Michael C. Buckley	—	216,190	251,518	—	4,245,253
Paul F. Gentzkow	—	345,396	402,846	—	13,349,771
Joseph A. Tarantino	—	330,000	277,608	—	2,560,282
Harold M. Messmer, Jr.	—	—	—	—	—
a.These amounts appear in the “All Other Compensation” column of the Summary Compensation Table.
b.None of the earnings in this column are included in the Summary Compensation Table because they were not preferential or above market.
c.A portion of the amounts reported in this column for each named executive officer include amounts previously reported in the Summary Compensation Table for previous years when that officer’s compensation was required to be disclosed. The following amounts were reported as compensation for Messrs. Waddell, Buckley, and Gentzkow: $7,140,396, $2,973,619, and $6,485,980 respectively and represents allocations to the individual’s allocation under the Senior Executive Retirement Plan dating back to 2005. The amounts shown for Mr. Tarantino reflect contributions to the Protiviti Executive Management Savings Plan ("EMSP") pursuant to the Protiviti ICP, the cumulative amount of which is $2,230,282. See discussion of the EMSP below.
Registrant Contributions for Messrs. Waddell, Gentzkow and Buckley are allocated pursuant to the Senior Executive Retirement Plan ("SERP"), which was established effective December 31, 1995. Under the SERP, the amount allocated each year for an executive is 15% of the sum of such executive’s base salary and actual final earned cash bonus (pursuant to the Annual Performance Bonus Plan). Effective in 2023 the manner of crediting or debiting notional investments of the SERP account balances changed and participants were able to make elections among a set of selected measurement funds. Participants may select at any time from a diversified menu of notional investment options that generally mirror the investment options of the Company's 401(k) plan, and the value of their SERP account balance may increase or decrease based on the performance of their selected notional investment options. Amounts allocated under the SERP, as adjusted for applicable earnings, gains, losses and fees, are credited to an account in the participant’s name. In 2023, annual returns on the selected notional investment options available for the SERP generally ranged from 4.88% to 46.02%. All allocations are subject to a vesting schedule, which provides that no amount is vested until the completion of ten years of service. After ten years of service, the amount vested is 50% plus 4-1/6% for each year over age 50, with 100% vesting thus occurring at age 62, so long as ten years of service have been completed by that time. All amounts are vested for Messrs. Waddell and Gentzkow. Mr. Buckley is approximately 79% vested in his SERP account. In the event of a change in control of the ownership of the Company, all amounts credited under the Senior Executive Retirement Plan shall become fully vested and nonforfeitable.
Vested allocations for any participant credited before January 1, 2023 (along with any notional earnings credited at any time) are paid following termination of employment in a lump sum. For SERP contributions made on or after January 1, 2023 (along with any notional earnings credited at any time), plan participants may elect to receive distributions of their vested contributions upon separation from service, or may elect distributions in installment payments, with the exception of termination on account of a participant’s death, in

Robert Half Inc.	42	2024 Proxy Statement

which the payment will be made in a lump sum. Of the aggregate balances shown in the table, $884,428 was unvested as of December 31, 2023, all for Mr. Buckley. All vested amounts are paid following termination of employment for any reason.
Registrant Contributions for Mr. Tarantino are allocated pursuant to the Protiviti Executive Management Savings Plan (“EMSP”), a form of nonqualified deferred compensation plan sponsored by Protiviti. Employer contributions have been made on Mr. Tarantino’s EMSP account pursuant to the Protiviti ICP. Similar to the SERP described above, participants in the EMSP are able to make elections among a set of selected measurement funds. Participants may select at any time from a diversified menu of notional investment options that generally mirror the investment options of the Company's 401(k) plan, and the value of the EMSP account balance may increase or decrease based on the performance of their selected notional investment options. Amounts allocated under the EMSP for Mr. Tarantino, as adjusted for applicable earnings, gains, losses and fees, are credited to an account in his name. In 2023, annual returns on the selected notional investment options available for the EMSP generally ranged from 4.88% to 46.02%. All employer contributions under the EMSP are subject to a vesting schedule, which provides a graduated vesting schedule with partial vesting starting after 10 years of service, and full vesting after the completion of 20 years of service. All of amounts credited to Mr. Tarantino’s account are fully vested. Mr. Tarantino may elect to receive distributions of his vested contributions (along with any notional earnings credited at any time) upon separation from service in the form of a lump sum or installment payments over either five years or ten years, with the exception of termination on account of a participant’s death, in which the payment will be made in a lump sum.
For 2024 Mr. Tarantino will receive a contribution to his account under the EMSP using the same formula for Messrs. Waddell, Gentzkow and Buckley under the SERP, which will be an amount equal to 15% of the sum of his base salary and actual final earned cash bonus (pursuant to the Annual Performance Bonus Plan). This allocation for Mr. Tarantino has been approved by the Compensation Committee.
Mr. Messmer no longer participates in a nonqualified deferred compensation program after his retirement as CEO in 2019.
Protiviti Managing Director Incentive Compensation Program
Mr. Tarantino was appointed to serve as an executive officer of Robert Half by the Board of Directors in May 2023. His incentive compensation for 2023 was determined earlier in the year under the Protiviti Managing Director Incentive Compensation Program or “ICP”. Starting in 2024 Mr. Tarantino’s compensation program will change to be under the same compensation program with similar performance metrics as the other NEOs and approved by the Compensation Committee. This description of the ICP accompanies the disclosures made throughout the Compensation Discussion and Analysis related to Mr. Tarantino’s 2023 ICP bonus, equity and deferred compensation.
The Protiviti Managing Director ICP includes the opportunity for awards of cash bonuses, equity grants and deferred compensation contributions. Mr. Tarantino’s target ICP cash and equity and deferred compensation were established by the Protiviti compensation team and approved by the Robert Half Chief Executive Officer at the beginning of 2023. The final cash bonus and equity awards were determined at the discretion of the Robert Half CEO based on Protiviti’s financial and operational performance in comparison to its annual plan and overall market conditions. The approval took into consideration the Protiviti division's results in 2023 for various financial performance metrics, including revenue, segment income, and gross margin. Mr. Tarantino's progress and final cash bonus payments for 2023 and the final deferred compensation contribution for 2023 were approved by the Robert Half Chief Executive Officer. Mr. Tarantino’s final equity award for 2023 was approved by the Robert Half Compensation Committee in early 2024.
Cash Bonus. In 2023 Mr. Tarantino’s target cash bonus was $1,260,000 and his actual 2023 bonus was $1,089,000, or 86.4% of target. A progress payment on the cash bonus of $505,000 was made in November 2023 based on performance through the third quarter of 2023 and the final bonus was calculated and paid after the financial results for the full year were completed in early 2024. The payout of the bonus 13.6% below target tracked Protiviti's 2023 financial results.

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Equity. The value for Mr. Tarantino’s 2023 target Restricted Share Award (granted in the form of shares of Robert Half common stock) under the Protiviti ICP program was set at $840,000 and similar to the cash bonus award, the final equity award value was approximately 14% below target. The final equity award value for the 2023 ICP equity grant was $726,000. This Restricted Share Award grant was made in March 2024 by the Compensation Committee and the resulting shares from the grant are subject to four-year pro rata vesting on the anniversary of the grant date in 2024 and continued employment through the vesting period. This ICP award in March 2024 (for the 2023 ICP results) is the last time-based stock award for Mr. Tarantino. As noted above, commencing in 2024, Mr. Tarantino’s compensation program will be the same as the other NEOs, and going forward 100% of Mr. Tarantino's equity awards will be in the form of performance share awards on the same terms and conditions as set forth under "2023 Performance Design" section of the CD&A. In accordance with SEC rules, however, the grant made in fiscal 2023 with respect to performance in fiscal 2022 is what appears in the compensation tables above, and the grant made in March 2024 will be reflected in next year’s proxy statement.
Deferred Compensation. Mr. Tarantino’s deferred compensation target award for 2023 was set at $350,000. The final award of deferred compensation was $330,000. This contribution was credited to Mr. Tarantino’s account under the Protiviti Executive Management Savings Plan (“EMSP”). See description of the EMSP in the narrative portion of the 2023 Nonqualified Deferred Compensation section.
Employment Agreements and Potential Payments upon Termination or Change in Control
Severance Agreements have been entered into with Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer. Each Severance Agreement provides that the employee will be paid a lump sum equal to two years’ base salary (2.99 years if the employee has served as a director) if his employment is terminated (a) without Cause (see Appendix A for a definition of this term), (b) voluntarily by the employee following a reduction by more than 5% of the employee’s base salary per month or (c) voluntarily by the employee following a request by the Company that the employee relocate more than 50 miles away from the current location of the principal executive offices of the Company (or in the case of Mr. Tarantino, his principal office location). The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated. However, if the termination occurs within one year following a Change in Control of the Company (see Appendix A for a definition of this term), then in lieu of the foregoing bonus payment, the employee will receive a lump sum equal to twice the prior year’s bonus (2.99 times the prior year’s bonus if the employee has served as a director). Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both his Severance Agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid. In the event of such a termination, (1) outstanding restricted shares would remain outstanding subject to any pending performance conditions, but any time-based vesting requirements would cease to apply, and (2) outstanding options would remain outstanding until their normal expiration date. Any amounts accrued for the employee’s benefit under the Senior Executive Retirement Plan would also become fully vested. The individual will continue to receive all employee benefits in effect on the termination date, including, but not limited to, medical and life insurance payments, for two years following termination (2.99 years if the employee has served as a director). In addition, if the employee has served as a director, the foregoing benefits will be provided in the event of any voluntary termination within one year following a Change in Control. The Severance Agreements also provide that any termination of the individual’s employment (other than a termination by the Company for Cause) after age 60 (age 53 if the employee has served as a director) will entitle the individual and his spouse, at the Company’s expense, to each continue to participate in the Company’s healthcare plan for its employees or receive equivalent coverage, until his or her death.
The Company has entered into Part-Time Employment Agreements with each of Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer. Each agreement provides that the employee will be retained as a part-time employee for a four-year period following retirement. The individual will provide advice and counsel as requested during the part-time employment period and will be prohibited from competing with the Company’s business or soliciting any employee to leave the Company during that period. In return, the individual will receive annual compensation during the part-time employment equal to 8% of the average annual cash base salary and bonus (including any bonus pursuant to the Annual Performance Bonus Plan) paid for the five full calendar years during the

Robert Half Inc.	44	2024 Proxy Statement

10 full calendar years preceding commencement of part-time employment that had the highest yearly cash compensation, and stock option and restricted share awards made prior to retirement will remain outstanding and continue to vest in accordance with their original vesting terms. For purposes of these agreements, retirement is defined to be any termination by the employee of his employment subsequent to the later of age 55 or 20 years of service. All of the NEOs are currently eligible for retirement under this provision.
The Stock Incentive Plan, pursuant to which all equity grants to executive officers subsequent to October 2004 have been made, provides that any award held by an executive officer will vest upon such individual’s death or disability. The only outstanding grants that have been made under this plan to executive officers are performance share grants and time-based restricted shares to Mr. Tarantino in accordance with the Protiviti ICP prior to the time that he became an executive officer. For more details regarding grants made pursuant to the Stock Incentive Plan, see “2023 Performance Shares” in the CD&A above.
The Annual Performance Bonus Plan, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to the estate of any executive officer in the event of such officer’s death during the year. For more details regarding the Annual Performance Bonus Plan, see “2023 Annual Performance Bonus Plan” in the CD&A.
The Senior Executive Retirement Plan and the EMSP provide that any unvested benefits will become vested in the event of death or disability and that all vested amounts will be paid following termination of employment for any reason. For more details regarding these two plans, see the discussion that follows the “Nonqualified Deferred Compensation” table above.
Harold M. Messmer, Jr., Executive Chairman of the Board, has an employment agreement with the Company terminating December 31, 2024. Under the current terms of the employment agreement as amended on April 23, 2020, Mr. Messmer will receive a base annual salary of not less than $105,000, an annual bonus opportunity of approximately 20% of his bonus opportunity in 2019 (which was his last year serving as the CEO) and is entitled to receive certain benefits, including tax planning. (Mr. Messmer has waived these benefits for 2023 and every year since 2007.) In the event the employment of Mr. Messmer is terminated (a) involuntarily other than for Cause (see Appendix A for a definition of this term), (b) by reason of a constructive termination of Mr. Messmer’s employment resulting from a material breach of the employment agreement by the Company, or (c) voluntarily within one year following a Change in Control of the Company (see Appendix A for a definition of this term), he is entitled to receive severance compensation equal to (i) the then-lump sum present value of the amount he would have received if his base salary (at the rate payable at the time of such termination) had been paid through the then-effective term of the agreement and (ii) the then-lump sum present value of the amount he would have received if a yearly bonus in an amount equal to the annual cash bonus for the last full calendar year completed prior to the termination (including any bonus pursuant to the Annual Performance Bonus Plan) had been paid yearly through the then-effective term of the agreement. If Mr. Messmer’s employment is terminated by reason of death or disability, he or his estate will receive only 75% of the base salary he would have received through the then-effective term of the agreement and will not receive any amount in lieu of bonus. If Mr. Messmer’s employment terminates other than for Cause, he and his wife will each continue thereafter to participate in the Company’s healthcare plan for its employees, at the Company’s expense, until his or her death. For one year following termination, Mr. Messmer is prohibited from competing with the Company’s personnel services business, employing any officer of the Company or soliciting any officer of the Company to leave the Company. Since 1990, the terms of the employment agreement have provided that it automatically renews on each December 31 for an additional year without further action by the Company or Mr. Messmer and without formal amendment.

Robert Half Inc.	45	2024 Proxy Statement

Estimated Potential Post-Employment Payments
SEC rules require companies to report the estimated amounts of benefits that are triggered by termination of employment. The amounts payable in connection with various types of termination of employment are reported in the following table.
The table below reports the value of payment and benefits available to each of the NEOs upon the following specified events: (1) retirement, (2) involuntary termination without cause, (3) termination following a change in control, or (4) death or disability, assuming that the relevant triggering events occurred on December 31, 2023, based on the price per share of RHI on the last trading day of the fiscal year ($87.92 on December 29, 2023). Amounts actually received if any of the NEOs cease to be employed will vary based on facts such as the timing during the year of any such event, the Company's stock price, the NEO's age, performance under the terms of applicable performance-based awards, and any changes to applicable benefit arrangements and policies, if any are made. For further information regarding the impact of these factors, see the discussion above regarding the Senior Executive Retirement Plan and the discussion above under the heading “Employment Agreements and Potential Payments upon Termination or Change in Control.”
Amounts shown do not include (i) benefits earned during the term of the NEO's employment that are available to all eligible salaried employees, (ii) the value of vested equity awards that the NEO is entitled to regardless of whether employment is terminated, and (iii) the value of vested deferred compensation benefits that have been reported in the 2023 Nonqualified Deferred Compensation table and which the NEO will receive under all circumstances in accordance with the terms of the relevant nonqualified deferred compensation plan.

Name	Payment / Benefit	Retirement ($)	Involuntary Termination ($)	Death or Disability ($)	Change in Control (CIC) ($)	Notes for CIC

M. Keith Waddell	Value of Outstanding Equity	25,730,228	25,730,228	25,730,228	25,730,228	(a)(b)
	Lump Sum Payment- Salary		1,495,000		1,495,000	(a)(b)
	Lump Sum Payment -Bonus				6,154,891	(a)(b)
	Consulting Fee	944,226			944,226	(b)
	Medical Benefits	410,310	410,310	261,872 (d)	410,310	(a)(b)
	Life Insurance		28,856		28,856	(a)(b)
Michael C. Buckley	Value of Outstanding Equity	8,513,645	8,513,645	8,513,645	8,513,645	(a)
	Lump Sum Payment- Salary		700,000		700,000	(a)
	Lump Sum Payment -Bonus				2,182,534	(a)
	Consulting Fee	484,078
	Medical Benefits		37,762		37,762	(a)
	Life Insurance		11,364		11,364	(a)
	Other- Deferred Compensation		884,428		884,428	(c)

Robert Half Inc.	46	2024 Proxy Statement

Name	Payment / Benefit	Retirement ($)	Involuntary Termination ($)	Death or Disability ($)	Change in Control (CIC) ($)	Notes for CIC

Paul F. Gentzkow	Value of Outstanding Equity	21,805,918	21,805,918	21,805,918	21,805,918	(a)
	Lump Sum Payment- Salary		900,000		900,000	(a)
	Lump Sum Payment -Bonus				3,705,284	(a)
	Consulting Fee	853,195
	Medical Benefits	396,990	396,990	212,110 (d)	396,990	(a)
	Life Insurance		19,302		19,302	(a)
Joseph A. Tarantino	Value of Outstanding Equity	8,144,558	8,144,558	8,144,558	8,144,558	(a)
	Lump Sum Payment- Salary		1,700,000		1,700,000	(a)
	Lump Sum Payment -Bonus				3,544,568	(a)
	Consulting Fee	788,025
	Medical Benefits	423,314	423,314	225,449 (d)	423,314	(a)
	Life Insurance		19,302		19,302	(a)
Harold M. Messmer, Jr.	Value of Outstanding Equity	6,537,731	6,537,731	6,537,731	6,537,731	(a)(b)
	Lump Sum Payment- Salary		378,856		378,856	(a)(b)
	Lump Sum Payment -Bonus					(a)(b)
	Consulting Fee	1,184,452			1,184,452	(b)
	Medical Benefits	253,968	253,968	138,114 (d)	253,968	(a)(b)
	Life Insurance		34,427		34,427	(a)(b)
a.Triggered by a termination without cause within one year following a CIC.
b.Triggered by a voluntary termination within one year following a CIC.
c.Triggered solely by a CIC .
d.This constitutes the estimated amount for the surviving spouse's medical benefit. In the event of a disability, this amount would be $410,310, $396,990, $423,314, and $253,968 for Mr. Waddell, Gentzkow, Tarantino and Messmer respectively,
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
As of October 20, 2023 (our determination date), our global employee population consisted of approximately 57,172 individuals, approximately 76% of whom were employed as temporary or contract employees through one of the Company’s staffing lines of business, with the remainder employed as full- or part-time personnel in the corporate and field offices of the Company and its consolidated subsidiaries. To determine our median employee, we drew from our entire population a statistical sample designed to be representative of the demographics of our employee population. We then identified the median employee based on all taxable wages earned by each individual in the sample group during calendar 2023.
For 2023, our last completed fiscal year, the median of the annual total compensation of all Company employees (other than our CEO) was $40,128, and the annual total compensation of our CEO was $8,126,837. Accordingly, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 203 to 1. In contrast, if we exclude

Robert Half Inc.	47	2024 Proxy Statement

temporary and contract employees from our calculations, the median annual total employee compensation increases to $82,870, making our internal pay ratio 98 to 1, which we believe would be a more accurate representation of how our CEO’s pay compares to that of our regular workforce.
Pay Versus Performance
The following table reports the compensation of our Principal Executive Officer (“PEO”)1 and the average compensation of the other NEOs1 as reported in the Summary Compensation Table for the past four fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

Year	Summary Comp Table (SCT) - PEO ($)	Compensation Actually Paid (CAP) – PEO(2) ($)	Average SCT Non-PEOs ($)	Avg CAP - Non-PEOs(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)	Revenue (in thousands)(5) ($)
					Total Shareholder Return ($)	Peer Group Shareholder Return(4) ($)

2023	8,126,837	15,213,375	4,346,184	7,466,839	151.58	126.75	411,146	6,392,517
2022	9,391,554	(945,769)	4,226,824	(594,670)	124.11	110.84	657,919	7,238,142
2021	8,971,474	31,454,099	4,029,518	15,993,523	183.81	146.45	598,626	6,461,444
2020	6,595,507	7,439,020	3,458,542	3,620,347	101.36	98.25	306,276	5,109,000
1.During 2020-2023, Mr. M. Keith Waddell was our CEO. During 2020-2022, the Company’s non-PEO NEOs consisted of Mr. Michael C. Buckley, Paul F. Gentzkow, Robert W. Glass, and Harold M. Messmer, Jr. During 2023, the Company’s non-PEO NEOs consisted of Mr. Michael C. Buckley, Paul F. Gentzkow, Joseph A. Tarantino, and Harold M. Messmer, Jr.
2.The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The applicable adjustments that were made to determine CAP for the PEO are summarized in the following table:

Year	Summary Comp Table ($)	Subtract: Stock Awards in Summary Comp Table ($)	Add fair value of all awards granted during the fiscal year that are outstanding and unvested ($)	Add the change in fair value of any awards granted in any prior fiscal year that are outstanding and unvested ($)	Add the fair value of awards that are granted and vest in the same year ($)	Add the change in fair value of any awards granted in any prior fiscal year that vested ($)	Subtract the fair value of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions ($)	Add any dividends or other earnings paid on awards that are not otherwise included in the total compensation for the covered fiscal year ($)	Compensation Actually Paid (CAP) ($)

2023	8,126,837	(5,184,571)	9,251,809	2,764,629	—	254,671	—	—	15,213,375
2022	9,391,554	(5,304,563)	4,509,735	(9,246,281)	—	(296,214)	—	—	(945,769)
2021	8,971,474	(5,202,987)	12,062,350	14,239,450	—	1,383,812	—	—	31,454,099
2020	6,595,507	(4,575,965)	7,360,830	458,750	—	(2,400,102)	—	—	7,439,020

Robert Half Inc.	48	2024 Proxy Statement

3.The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The applicable adjustments that were made to determine CAP for the non-PEO NEOs is summarized in the following table:

Year	Summary Comp Table ($)	Subtract: Stock Awards in Summary Comp Table ($)	Add fair value of all awards granted during the fiscal year that are outstanding and unvested ($)	Add the change in fair value of any awards granted in any prior fiscal year that are outstanding and unvested ($)	Add the fair value of awards that are granted and vest in the same year ($)	Add the change in fair value of any awards granted in any prior fiscal year that vested ($)	Subtract the fair value of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions ($)	Add any dividends or other earnings paid on awards that are not otherwise included in the total compensation for the covered fiscal year ($)	Compensation Actually Paid (CAP) ($)

2023	4,346,184	(2,470,675)	4,257,733	1,175,120	—	158,477	—	—	7,466,839
2022	4,226,824	(2,185,148)	1,857,728	(4,301,705)	—	(192,369)	—	—	(594,670)
2021	4,029,518	(2,143,374)	4,969,092	8,239,605	—	898,682	—	—	15,993,523
2020	3,458,542	(2,337,509)	3,760,082	297,925	—	(1,558,693)	—	—	3,620,347
4.The peer group used for calculating Peer Group Total Shareholder Return consists of the following corporations providing temporary or permanent employment services: Kelly Services, Inc.; Kforce, Inc.; ManpowerGroup; and Resources Connection Inc. This is the same group of companies used to prepare the Stock Performance Graph disclosed in the Company’s Annual Report on Form 10-K.
5.The Company has identified revenue as the company-selected measure for the pay versus performance disclosure, as it represents the most important performance measure not otherwise required to be disclosed in the table, which includes net income, that the Company uses to link compensation actually paid to the Company’s NEOs to Company performance for the most recently completed fiscal year.
Pay-for-Performance Alignment
The following charts reflect how the CAP over the three-year period ended December 31, 2023 aligns to trends in the Company’s Revenue, Net Income, and Total Shareholder Return of the Company and the Peer Group during the same period.

Compensation Actually Paid vs. Revenue
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
Revenue
$8,000,000,000
$7,000,000,000
$6,000,000,000
$5,000,000,000
$4,000,000,000
$3,000,000,000
$2,000,000,000
$1,000,000,000
$—
2020
2021
2022
2023
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Revenue

Robert Half Inc.	49	2024 Proxy Statement

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$—
2020
2021
2022
2023
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Net Income

Compensation Actually Paid vs. Robert Half and Peer Group Total Shareholder Return
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$—
2020
2021
2022
2023
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Total Shareholder Return
Peer Group Shareholder Return

Robert Half Inc.	50	2024 Proxy Statement

Tabular List of Most Important Financial Performance Measures Linking Compensation to Company Performance
The following table lists the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to Company performance for the fiscal year ended December 31, 2023. The four performance measures below are further described in our CD&A section.

Most Important Financial Measures for 2023	Nature	Description

Revenue	Financial Measure	GAAP Revenue compared to target
Relative ROIC	Financial Measure	Performance against the 65th percentile ROIC of an industry peer group over the three-year measurement period(a)
Relative TSR	Financial Measure	Performance against the 50th percentile TSR of the industry peer group over the three-year measurement period(a)
Net Income	Financial Measure	GAAP Net Income compared to target
a.For a full description of the 2023 performance share grants, please see the 2023 Performance Design section in the CD&A.

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Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) A	Weighted average exercise price of outstanding options, warrants and rights ($) B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (#) C

Equity compensation plans approved by security holders	212,306 (a)	—	3,001,102
Equity compensation plans not approved by security holders	—	—	—
Total	212,306	—	3,001,102
a.These awards constitute restricted stock units and thus, they have no associated exercise price.
Since May 2005 all grants have been made pursuant to the Stock Incentive Plan which was approved by stockholders in May 2005, and re-approved in May 2008, May 2011, May 2013, May 2014, and May 2019. Such plan authorizes the issuance of stock options, restricted stock, stock units and stock appreciation rights to directors, executive officers and employees.
2023 Director Compensation
The table below sets forth information regarding the compensation paid to our non-employee directors for 2023 Board and committee service. Directors who also are employees do not receive additional compensation for services as a director.

Name	Fees Paid in Cash ($)	Stock Awards(a) ($)	All Other Compensation(b) ($)	Total ($)

Jana L. Barsten	—	—	—	—
Julia L. Coronado	53,500	279,616	10,000	343,116
Dirk A. Kempthorne	50,500	279,616	8,825	338,941
Marc H. Morial	53,500	279,616		333,116
Robert J. Pace	68,500	279,616	10,000	358,116
Frederick A. Richman	86,500	279,616		366,116
Marnie H. Wilking	50,500	279,616		330,116
a.Consists of restricted shares granted under the Stock Incentive Plan. All amounts under the “Stock Awards” column represent grant date fair value of the underlying stock at the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. As of December 31, 2023, Dr. Coronado and Messrs. Kempthorne, Morial, Pace and Richman each held 9,511 restricted shares. Ms. Wilking held 4,156 restricted shares, and Ms. Barsten did not hold any restricted shares or other equity awards.
b.The other compensation listed for Dr. Coronado, Gov. Kempthorne, and Mr. Pace in this column include matching contributions to eligible nonprofit organizations under the Company’s matching gift program that covers non-employee directors.

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Cash fees for non-employee directors are as follows: (1) an annual fee of $40,000 for service on the Board, (2) a fee of $1,500 for each Board meeting attended, (3) a $3,000 annual fee for service on each of, as applicable, the Audit Committee, the Compensation Committee, and/or the Nominating and Governance Committee, and (4) an additional annual fee of $15,000 for serving as Chairman of the Audit Committee, the Compensation Committee or the Nominating and Governance Committee. All non-employee directors also receive reimbursement for travel and other expenses directly related to activities as directors.
Decisions regarding our non-employee director compensation program are approved by our full Board of Directors based on recommendations by our Compensation Committee. In making such recommendations, our Compensation Committee takes into consideration the director compensation practices of competitors and other companies and whether such recommendations align with the interests of our stockholders.
Like under our executive officer compensation program, our Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. Consistent with the mix of compensation elements for executive officers, the substantial majority of the compensation for the Company’s Board of Directors is also equity based with multi-year vesting periods. The Compensation Committee did not make any changes to the program for 2023.
On May 17, 2023, the date of the Company’s 2023 annual meeting of stockholders, Messrs. Kempthorne, Morial, Pace and Richman, Ms. Wilking, and Dr. Coronado each received a grant of 4,156 restricted shares under the Stock Incentive Plan. The closing price of the Company’s stock on the date of grant was $67.28 per share, so the grant date fair value of each award was $279,616, approximately the same grant date value as the 2022 grant of equity to non-employee directors. Each of the foregoing grants is subject to a time vesting condition which provides for the vesting of 25% of the grant on each of May 31, 2024, May 31, 2025, May 31, 2026 and May 31, 2027. Notwithstanding the foregoing, each grant will vest upon the recipient’s retirement (except under certain specified circumstances), death, termination due to total and permanent disability, or the occurrence of a Change in Control (see Appendix A for a definition of this term). Mr. Richman is eligible for retirement under the foregoing provision. Equity grants with approximately the same grant date value as our fiscal 2023 director equity grants will be made to our continuing non-employee directors on the date of the Meeting.
Required Director Ownership
The Board of Directors has adopted a policy regarding minimum required share ownership by the Company’s directors. Effective as of August 2021, all then current active independent directors were required to own shares having a total fair market value equal to six times the individual director’s annual cash board retainer. The number of shares required to be owned under this policy will increase with any increase of the retainer. A director who does not immediately satisfy the terms of this policy upon an amendment to the policy or an increase in retainer shall have two years in order to comply. Any future director will be required to own the requisite number of shares required under the policy within five years of his or her election. As of December 31, 2023, with the exception of Ms. Wilking, who first joined the board during 2022 and Ms. Barsten who first joined the board during 2023, each of our directors exceeded the minimum ownership requirement and is in compliance with the requirements of the amended policy. Ms. Wilking will have five years from August 2, 2022 to be in compliance with the minimum share ownership policy and Ms. Barsten will have five years from December 15, 2023 to be in compliance with the minimum share ownership policy.

Robert Half Inc.	53	2024 Proxy Statement

Auditor Matters
Proposal 3—Ratification of Independent Registered Public Accounting Firm
The Audit Committee has selected PwC, an independent registered public accounting firm, to audit the books, records and accounts of the Company for 2024. PwC has acted as auditors of the Company since 2002. Although ratification of the Audit Committee’s selection of PwC as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise, the Board is submitting this proposal to stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.
Representatives of that firm are expected to attend the Meeting and will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate stockholder questions.
The following table summarizes the audit fees billed and expected to be billed by PwC for 2023 and 2022, as well as the fees billed by PwC for all other services rendered, during those years:

	2023 ($)	2022 ($)

Audit Fees	2,990,912	2,499,725
Audit-Related Fees	401,691	386,974
Tax Fees	—	—
All Other Fees	900	900
The 2022 and 2023 Audit-Related Fees were incurred in connection with attest services relating to reviews of financial information for wholly-owned subsidiaries of the Company. In addition, Audit-Related Fees were incurred in connection with attest services related to assessments of existing internal controls leading to the issuance of a Systems and Organization Control Type 2 (“SOC 2”) report in both 2022 and 2023. All Other Fees for both 2022 and 2023 include software subscriptions. Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X (relating to waivers with respect to the requirement that fees be pre-approved) was not applicable to any of the services for 2023 or 2022 described in the above table. All of the services for 2023 and 2022 described above were pre-approved in accordance with our policy below.

Robert Half Inc.	54	2024 Proxy Statement

Audit Committee Policy Regarding Preapproval of Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the preapproval of services provided by the independent auditors. Under the policy, preapproval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate preapproval authority to one or more of its members, who must then report any decisions to the Audit Committee at the next scheduled meeting.

Robert Half Inc.	55	2024 Proxy Statement

General Information Section
Beneficial Stock Ownership
The following table sets forth information as of March 31, 2024, concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director or nominee for director, (iii) each executive officer, and (iv) all current executive officers and directors as a group. All persons have sole voting and investment power except as otherwise indicated.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)		Percent of Common Stock (%)

Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	14,610,380	(a)	13.9
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	12,428,304	(b)	11.8
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,771,466	(c)	9.3
Jana L. Barsten	100	(d)	—
Michael C. Buckley	221,470	(e)	0.2
Julia L. Coronado	21,102	(f)	—
Paul F. Gentzkow	355,146	(g)	0.3
Dirk A. Kempthorne	12,934	(h)	—
Harold M. Messmer, Jr.	627,997	(i)	0.6
Marc H. Morial	17,103	(j)	—
Robert J. Pace	107,294	(k)	0.1
Frederick A. Richman	50,430	(l)	—
Joseph A. Tarantino	150,656	(m)	0.1
M. Keith Waddell	1,372,242	(n)	1.3
Marnie H. Wilking	4,156	(o)	—
All current executive officers and directors as a group (13 persons)	3,133,364		3.0
a.Information is as of December 29, 2023, the latest date for which information is available to the Company. According to a Schedule 13G/A filed on February 9, 2024 by Capital World Investors, which identified itself as an investment adviser, shared voting power and shared dispositive power

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are held with respect to no shares, sole voting power is held with respect to 14,576,600 shares and sole dispositive power is held with respect to 14,610,380 shares.
b.Information is as of December 29, 2023, the latest date for which information is available to the Company. According to a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc., which identified itself as an investment adviser, sole voting power is held with respect to no shares, shared voting power is held with respect to 135,286 shares, sole dispositive power is held with respect to 11,978,260 shares, and shared dispositive power is held with respect to 450,044 shares.
c.Information is as of December 31, 2023, the latest date for which information is available to the Company. According to a Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc., which identified itself as a parent holding company, shared voting and shared dispositive power are held with respect to no shares, sole dispositive power is held with respect to 9,771,466 shares and sole voting power is held with respect to 8,666,440 shares.
d.Consists of 100 shares Ms. Barsten purchased prior to becoming a director of the Company.
e.Includes 51,855 shares acquired pursuant to Company benefit plans, as to which shares Mr. Buckley has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 169,615 shares as to which Mr. Buckley shares voting and dispositive power with his wife.
f.Includes 9,511 shares acquired pursuant to Company benefit plans, as to which shares Dr. Coronado has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
g.Includes 132,814 shares that were acquired pursuant to Company benefit plans, as to which shares Mr. Gentzkow has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 222,332 shares as to which Mr. Gentzkow shares voting and dispositive power with his wife.
h.Includes 9,511 shares acquired pursuant to Company benefit plans, as to which shares Gov. Kempthorne has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
i.Includes 39,280 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 588,177 shares as to which Mr. Messmer shares voting and dispositive power with his wife.
j.Includes 9,511 shares acquired pursuant to Company benefit plans, as to which shares Mr. Morial has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
k.Includes 9,511 shares acquired pursuant to Company benefit plans, as to which shares Mr. Pace has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
l.Includes 9,511 shares acquired pursuant to Company benefit plans, as to which shares Mr. Richman has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
m.Includes 78,322 shares acquired pursuant to Company benefit plans, as to which shares Mr. Tarantino has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 72,334 shares as to which Mr. Tarantino shares voting and dispositive power with his wife.
n.Includes 156,715 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 1,215,527 shares as to which Mr. Waddell shares voting and dispositive power with his wife.
o.Includes 4,156 shares acquired pursuant to Company benefit plans, as to which shares Ms. Wilking has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
Information on Annual Meeting and Proxy Materials
The Meeting this year will be held online via live audiocast at www.virtualshareholdermeeting.com/RHI2024 in order to enable our stockholders to participate in the Meeting from any location with access to the Internet and to reduce the carbon footprint of our activities. The Company has sought to provide stockholders with the same rights and opportunities to participate in the Meeting that they would enjoy at an in-person meeting. You may participate in the Meeting if you were a stockholder as of the close of business on March 25, 2024, the record date. To participate in the Meeting online, including to vote during the Meeting, stockholders of record will need the 16-digit control number included on their proxy card. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or proxy card. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the

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Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Meeting. The Meeting audiocast will begin promptly at 10:00 a.m. PDT. Stockholders are encouraged to access the Meeting early and provide sufficient time for online check-in, which will begin at approximately 9:45 a.m. PDT. Technical assistance will be available to assist with any difficulties encountered while accessing the Meeting and may be reached by calling the number listed on the Meeting website. If you are a beneficial stockholder, you may contact the bank, broker, trust, or other nominee or custodian where you hold your shares with questions about obtaining a control number.
Using your control number, you will be able to attend the virtual Meeting, vote your shares, and submit your questions by following the instructions at www.virtualshareholdermeeting.com/RHI2024.
Stockholders may submit questions by logging on to the meeting site on the day of the Meeting and during the Meeting at www.virtualshareholdermeeting.com/RHI2024. Additional information regarding the question-and-answer process, including the types and number of questions permitted and how questions will be addressed and disclosed, will be available in the Rules for Conduct of the Meeting, which will be posted at the virtual Meeting website during the Meeting. Stockholders can review the Rules of Conduct before the Meeting at www.roberthalf.com/investor-center/events-calendar.
A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked prior to the Meeting by notifying the Secretary of the Company in writing or by delivering a new proxy bearing a date later than the date of the proxy being revoked prior to the closing of the polls at the Meeting, or by voting online at the Meeting website before or during the Meeting. Attending the Meeting online will not in and of itself revoke a proxy. The Company has retained the services of Georgeson LLC to solicit the proxies of certain stockholders for the Meeting. The cost of such services is estimated to be $16,000 plus reimbursement of out-of-pocket expenses. In addition, solicitation of proxies may be made by directors, officers or employees of the Company (who will receive no extra compensation for their services) by telephone, by fax or in person, as well as by mail. Costs of solicitation will be borne by the Company.
Voting Tabulation Information
An automated system administered by the Company’s transfer agent will tabulate votes cast at the Meeting. A quorum is required to transact business at the Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. The voting standard with respect to the election of directors is a majority of the votes cast, and the voting standard with respect to each proposal other than the election of directors is a majority of the shares of Common Stock present online or by proxy at the Meeting and entitled to vote on the matter. Abstentions will have no impact on the election of directors but will count as a vote against each of the other proposals. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The Board recommends you vote “FOR” each of the director nominees named in Proposal 1 and "FOR" Proposals 2 and 3. Proxies solicited by the Board will be voted in accordance with the Board’s recommendations unless stockholders specify in their proxies to the contrary.
Please note that if you are a beneficial stockholder (i.e., you hold your shares through a broker, bank or other nominee) and do not provide specific voting instructions to the organization that holds your shares, that organization is not authorized to vote your shares (resulting in a “broker non-vote”) on any proposal other than proposals deemed “routine” by the NYSE, if any, and even then we are aware that some brokers, banks and nominees are choosing not to exercise such voting authority. Accordingly, we encourage you to vote your shares promptly.

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Transactions with Related Persons
In 2023, the Company provided consulting and talent solutions services in the ordinary course of business to BlackRock LLC, Capital World Investors, and The Vanguard Group, Inc., each of whom are greater than 5% stockholders of the Company, with billings totaling $1,255,167, $820,114, and $229,480 respectively.
In addition, the Company periodically invests a portion of its cash in mutual funds and other short-term investments owned or managed by BlackRock pursuant to which the Company receives interest or dividend payments similar to those received by other investors in the funds. During 2023, the Company received $3,602,501.90 in interest and dividends from funds or accounts affiliated with BlackRock.
The above transactions were approved under the Related Party Transactions Policy adopted by the Nominating and Governance Committee in 2023.
Policy Regarding Transactions with Related Persons
The written Related Party Transaction Policy ("RP Policy") adopted in 2023 governs related party transactions by and between the Company and its officers, directors and affiliates. The RP Policy is administered under the authority delegated to the Nominating and Governance Committee and sets forth procedures for the independent oversight and review of related party transaction by the Nominating and Governance Committee. Pursuant to the policy the Nominating and Governance Committee will review any proposed transaction, arrangement or relationship in which the Company or any of its subsidiaries is a party and to which a director, officer, or greater than 5% stockholder (or their immediate family) may have a direct or indirect interest. In determining whether to approve a related party transaction the Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. Under the RP Policy, the Committee shall not approve any transaction if it determines the transaction is inconsistent with the interests of the Company and its stockholders. The RP Policy has established certain pre-approved related party transactions that fall under narrowly defined parameters set out in the RP Policy.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and persons who own more than 10% of the Company's common stock are required to file with the SEC, initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. To the Company’s knowledge, based solely on its review of the copies of such forms filed with the SEC and written representations from Company directors and executive officers, the Company believes that all Section 16(a) filing requirements were timely met in the year ended December 31, 2023, except for three late Form 4s to report sales of common stock by Mr. Morial.
Proposal of Matters for Inclusion in 2025 Proxy Statement
In order to be included in the Company’s proxy statement and form of proxy for the 2025 annual meeting of stockholders, a stockholder proposal must, in addition to satisfying the other requirements of the SEC’s rules and regulations, be received at the principal executive offices of the Company no later than the close of business (5:00 p.m. Pacific Time) on December 13, 2024.
The By-Laws of the Company provide for “proxy access.” The proxy access by-law permits a stockholder or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the informational and other requirements specified in Article II, Section 9(a)(3) of our By-Laws. Pursuant to the proxy access by-law, a stockholder wishing to nominate a director must provide notice addressed to and received by the Corporate

Robert Half Inc.	59	2024 Proxy Statement

Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case special rules apply). Accordingly, to be timely for inclusion in the proxy materials for the Company’s 2025 annual meeting, the Company must receive a stockholder’s notice to nominate a director using the Company’s proxy materials between November 13, 2024, and the close of business (5:00 p.m. Pacific Time) on December 13, 2024, inclusive.
Presentation of Business at the 2025 Annual Meeting of Stockholders
The Company’s By-Laws require timely notice of business to be brought before an annual meeting. To be timely, notice must be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case special rules apply). Accordingly, any stockholder proposal, including the nomination of an individual for election to the Board of Directors, not intended for inclusion in the Company’s proxy materials, must, in addition to satisfying the other requirements of the Company’s By-Laws (which includes information required under Rule 14a-19), be received at the principal executive offices of the Company between February 14, 2025, and the close of business (5:00 p.m. Pacific Time) on March 16, 2025, inclusive, in order to be presented at the 2025 annual meeting. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Proxy Materials to Stockholders Sharing an Address
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits the Company to send a single set of proxy materials, including this proxy statement and the annual report, to any household at which two or more stockholders reside unless the Company has received contrary instructions from one or more of the stockholders. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or other proxy materials, or wish to opt in or out of householding. These options are available to you at any time. If you receive a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of the proxy materials mailed to you, you may also submit a request to our Corporate Secretary at the principal executive offices of the Company or call our Investor Relations department at (650) 234-6242, and we will promptly send you the requested materials.
Annual Report on Form 10-K
The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Investor Relations department at (650) 234-6242, or 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Investor Relations.

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Other Matters
The proxy authorizes the holders to vote, in their discretion, upon any other business that comes before the Meeting and any postponement or adjournment of the Meeting. The Board knows of no other matters that will be presented at the Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
EVELYN CRANE-OLIVER
Secretary
Menlo Park, California
April 12, 2024
YOU ARE REQUESTED TO CAST YOUR VOTE AS PROMPTLY AS POSSIBLE BEFORE THE MEETING BY FOLLOWING THE DIRECTIONS ON THE MATERIAL PROVIDED TO YOU.

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Appendix A
Definitions of Certain Terms Used in the Proxy Statement
Change in Control
As used in the proxy statement discussion of the Senior Executive Retirement Plan, the Stock Incentive Plan, and the various plans and agreements discussed under the heading “Employment Agreements and Potential Payments upon Termination or Change in Control,” the term “Change in Control” means the occurrence of any of the following:
(a) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, of the combined voting power of then-outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.
(b) The liquidation or dissolution of the Company.
(c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.
(d) The Company ceases to be an independent publicly owned corporation.
(e) The Company (i) merges or consolidates with or into another corporation in which the holders of the Stock immediately before such merger or reorganization do not, immediately following such merger or reorganization, hold as a group on a fully diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation’s outstanding equity securities, or (ii) sells or otherwise disposes of all or substantially all of its assets.

Robert Half Inc.	A-1	2024 Proxy Statement

Termination other than for Cause
As used in the proxy statement discussion of the Employment Agreement with Harold M. Messmer, Jr., a termination for “Cause” means a termination by the Company of Mr. Messmer’s employment by the Company by reason of Mr. Messmer’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or by reason of Mr. Messmer’s willful material breach of his employment agreement which has resulted in material injury to the Company; provided, however, that Mr. Messmer’s employment shall not be deemed to have been terminated for Cause if such termination took place as a result of any act or omission believed by Mr. Messmer in good faith to have been in the interest of the Company.
As used in the proxy statement discussion of the Severance Agreements with Messrs. Messmer, Waddell, Gentzkow, and Glass, a termination for “Cause” means a termination by the Company of the employee’s employment by the Company by reason of the employee’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or by reason of the employee’s willful material breach of any employment agreement with the Company, which has resulted in material injury to the Company; provided, however, that the employee’s employment shall not be deemed to have terminated for Cause if such termination took place as a result of any act or omission believed by the employee in good faith to have been in the interest of the Company.

Robert Half Inc.	A-2	2024 Proxy Statement